Exhibit (4) (a)









                    REVOLVING CREDIT AGREEMENT

                              among

                      CLAIRE'S STORES, INC.,
                    CLAIRE'S BOUTIQUES, INC.,
                            CSL, INC.,
                      CBI DISTRIBUTING CORP.
                      CLAIRE'S CANADA CORP.
                    CLAIRE'S PUERTO RICO CORP.

                               and

               BANK LEUMI TRUST COMPANY OF NEW YORK

                   Dated as of August 19, 1996



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                        TABLE OF CONTENTS



I.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.1  Accounting Terms . . . . . . . . . . . . . . .. . . . . . .1
     1.2  General Terms . . . .. . . . . . . . . . . . . . . . . . . 1
     1.3  Uniform Commercial Cod; Term; . . . . .  . .. . . . . . . 10

II.  ADVANCES; PAYMENTS . . . . . . . . . . . . . .  . . . . . . . .10
     2.1  Revolving Advances . . . . . . . . . . . . . . . . . . . .10
     2.2  Notice of Borrowing . . . . . . . . . . . . . . ..  . . . 10
     2.3  Disbursement of Advance Proceeds . . . . . . . . . . . . .10
     2.3A Conversions . . . . . . . . . . . . . . . . . . ..  . . . 11
     2.4  Maximum Advances; Clean-up Period . . . . . . . .. .. . . 11
     2.5  Repayment of Advances . . . . . . . . . . . . . .. .  . . 11
     2.6  Repayment of Excess Advances . . . . . . . . . . . . . . .12
     2.7  Statement of Account . . . . . . . . . . . . . . . . . . .12
     2.8  Letters of Credit . . . . . . . . . . . . . . . .. . .. . 12
     2.9  Issuance of Letters of Credit . . . . . . . . . .. . .. . 13
     2.10 Requirements For Issuance of Letters of Credit . . . . . .13
     2.11 Additional Payments . . . . . . . . . . . . . . .. . .. . 14

III. INTEREST AND FEES . . . . . . . . . . . . . . . . . . . . . . .14
     3.1  Interest . . . . . . . . . . . .      . . . . . . . .  . .14
     3.1A Interest Periods . . . . . . . . . . . . . . . . . . . . .15
     3.2  Letter of Credit Fees . . . .. . . . . . . . . . . . . . .16
     3.3  Facility Non-Use Fee . . . . . . . . . . . . . . . . . . .16
     3.4  Operating Account . . . . . . . . .. . . . . . . . . . . .17
     3.5  Computation of Interest and Fees . . . . . . . . . . . . .17
     3.6  Maximum Charges . . . .. . . . . . . . . . . . . . . . . .17
     3.7  Increased Costs .. . . . . . . . . . . . . . . . . . . . .17
     3.7A Increased Costs, Illegality, etc. (Eurodollar
          Advances) . . . .. . . . . . . . . . . . . . . . . . . . .18
     3.7B Compensation . . . . . . . . . . . . . . . . . . . . . . .20
     3.8  Capital Adequacy . . . . . . . . . . . . . . . . . . . . .20
     3.9  Survival . . . . . . . . . . . . . . . . . . . . . . . . .21

IV.  GENERAL TERMS . .  . . . . . . . . . . . . . . . . . . . . . . 21
     4.1  Financial Disclosure . . . . . . . . . . . . . . . . . . .21
     4.2  Compliance with Laws . . . . . . . . . . . . . . . . . . .22
     4.3  Inspection of Premises . . . . . . . . . . . . . . . . . .22
     4.4  Insurance . . . . . .. . . . . . . . . . . . . . . . . . .22
     4.5  Failure to Pay Insurance . . . . . . . . . . . . . . . . .22
     4.6  Payment of Taxes . . . . . . . . . . . . . . . . . . . . .23
     4.7  Payment of Leasehold obligations . . . . . . . . . . . . .23
     4.8  Maintenance of Equipment . . . . . . . . . . . . . . . . .23
     4.9  Environmental Matters . . .. . . . . . . . . . . . . . . .23

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V.   REPRESENTATIONS AND WARRANTIES . . . . . .. . . . . . . . . . .25
     5.1  Authority . . . . . . . . . . . . . . . . .. . . . . . . .25
     5.2  Formation and Qualification . . . . . . .. . . . . . . . .26
     5.3  Survival of Representations and Warranties . . . . . . . .26
     5.4  Tax Returns . . . .. . . . . . . . . . . . . . . . . . . .26
     5.5  Financial Statements . . . . . . . . . . . . . . . . . . .26
     5.6  O.S.H.A. and Environmental Compliance. . . . . . . . . . .27
     5.7  Solvency; No Litigation, Violation, Indebtedness or
     	    Default . .  . . . . . . . . . . . . . . . . . . . . . . .27
     5.8  Licenses and Permits . . . . . . . . . . . . . . . . . . .27
     5.9  Default of Indebtedness. . . . . . . . . . . . . . . . . .29
     5.10 No Default . . . . . . . . . . . . . . . . . . . . . . . .29
     5.11 No Burdensome Restri tions No Labor Disputes . . . . . . .29
     5.12 No Labor Disputes. . . . . . . . . . . . . . . . . . . . .30
     5.13 Margin Regulations . . . . . . . . . . . . . . . . . . . .30
     5.14 Investment Company Act . . . . . . . . . . . . . . . . . .30
     5.15 Disclosure . . . . . . . . . . . . . . . . . . . . . . . .30
     5.16 (Intentionally omitted). . . . . . . . . . . . . . . . . .30
     5.17 Swaps. . . . . . . . . . . . . . . . . . . . . . . . . . .30
     5.18 Conflicting Agreements . . . . . . . . . . . . . . . . . .30
     5.19 Application of Certain laws and Regulations. . . . . . . .30
     5.20 Suppliers and Customers. . . . . . . . . . . . . . . . . .31

VII  AFFIRMATIVE COVENANTS . . . . . . . . .
     6.1  Payment of Fees. . . . . . . . . .. . . . . . . . . . . . 31
     6.2  Conduct of Business and Maintenance of Existence and
          Assets . . . . . . . . . . . . . . . . . . . . . . . . . .31
     6.3  Violations . . . . . . . . . . . . . . . . . . . . . . . .32
     6.4  Tangible Net worth . . . . . . . . . . . . . . . . . . . .32
     6.5  Interest Expense coverage Ratio. . . . . . . . . . . . . .32
     6.6  Indebtedness to Tangible Net Worth . . . . . . . . . . . .32
     6.7  Execution of Supplemental Instruments. . . . . . . . . . .32
     6.8  Payment of Indebtedness . . . . .. . . . . . . . . . . . .32
     6.9  Standards of Financial Statements. . . . . . . . . . . . .32
     6.10 Current Ratio . . . . . . . . . .. . . . . . . . . .  . . 32
     6.11 Net Loss . . . . . . . . . . . . . . . . . . . . . . . . .32
     6.12 Profit to Expense Ratio . . . . . . . . . . . . . . . . . 33

VII. NEGATIVE COVENANTS . . . . . . . . . . .
     7.1  Merger, Consolidation, Acquisition and Sale of
	    Assets . . . . . . . . . . . . . . . . . . . . . . . . . .33
     7.2  Creation of Liens. . . . . . . . . . . . . . . . . . . . .33
     7.3  Guarantees . . . . . . . . . . . . . . . . . . . . . . . .33
     7.4  Investments. . . . . . . . . . . . . . . . . . . . . . . .33
     7.5  Loans. . . . . . . . . . . . . . . . . . . . . . . . . . .33
     7.6  [Intentionally omitted]. . . . . . . . . . . . . . . . . .34
     7.7  [Intentionally omitted]. . . . . . . . . . . . . . . . . .34
     7.8  [Intentionally omitted]. . . . . . . . . . . . . . . . . .34
     7.9  Nature of Business . . . . . . . . . . . . . . . . . . . .34
     7.10 Transactions with Affiliates . . . . . . . . . . . . . . .34
     7.11 Subsidiaries . . . . . . . . . . . . . . . . . . . . . . .34
     7.12 Fiscal Year and Accounting Changes . . . . . . . . . . . .34

     7.13 Pledge of Credit . . . . . . . . . . . . . . . . . . . . .34
     7.14 Amendment of Articles of Incorporation, By-Laws. . . . . .35
     7.15 Compliance with ERISA. . . . . . . . . . . . . . . . . . .35
     7.16 [Intentionally omitted]. . . . . . . . . . . . . . . . . .35
     7.17 [Intentionally omitted]. . . . . . . . . . . . . . . . . .35
     7.18 Sale and Leaseback Transactions. . . . . . . . . . . . . .35

VIII.CONDITIONS PRECEDENT
     8.1  Conditions to Initial Advances . . . . . . . . . . . . . .36
          (a)  Note . . . . . . . . . . . . . . . . . . . . . . . . 36
          (b)  Corporate Proceedings of Borrowers .  . . . . . . . .36
          (c)  Incumbency Certificates of Borrowers . . . . . . . . 36
          (d)  Certificates . . . . . . . . . . . . . . . . .  . . .36
          (e)  Good Standing Certificates . . . . . . . . . . . . . 36
          (f)  Legal Opinion. .. . . . . . . . . . . . . . . . . . .36
          (g)  No Litigation . . . . . . . . . . . . . . . . . . . .37
          (h)  Fees............................................... .37
          (i)  (Intentionally omitted). . . . . . . . . . . . . . . 37
     	    (j)  Payment Instructions . . . . . . . . . . . . . . . . 37
	         (k)  Consents . . . . . . . . . . . . . . . . . . . . . . 37
          (l)  No Adverse Material Change . . . . . . . . . . . . . 37
 	        (m)  Other . . . . . . . . . . . . . . . . . . . . . . . .37

    8.2   Conditions to Each Advance
          (a) Representations and Warranties . . . . . . . . . . . .37
          (b) No Default . . . . . . . . . . . . . . . . . . . . . .38
	         (c) Maximum Advances . . . . . . . . . . . . . . . . . .  38

          INFORMATION AS TO BORROWERS . . . . . . . . . . . . . . . .38
          9.1  Environmental Records. . . . . . . . . . . . . . . . .38
          9.2  Litigation . . . . . . . . . . . . . . . . . . . . . .38
          9.3  Material Occurrences . . . . . . . . . . . . . . . . .38
          9.4  Annual Financial Statements. . . . . . . . . . . . . .39
          9.5  Monthly Financial Statements . . . . . . . . . . . . .39
          9.6  [Intentionally omitted]. . . . . . . . . . . . . . . .40
          9.7  Other Reports. . . . . . . . . . . . . . . . . . . . .40
          9.8  Additional Information . . . . . . . . . . . . . . . .40
          9.9  Projected Operating Budget . . . . . . . . . . . . . .40
          9.10 [Intentionally omitted]. . . . . . . . . . . . . . . .40
          9.11 Notice of Suits, Adverse Events. . . . . . . . . . . .40
          9.12 ERISA Notices and Requests . . . . . . . . . . . . . .41
          9.13 Additional Documents . . . . . . . . . . . . . . . . .42

 X.       EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . .42

 XI.      LENDER'S RIGHTS AND REMEDIES AFTER DEFAULT. . . . . . . . .44
          11.1 Rights and Remedies. . . . . . . . . . . . . . . . . .44
          11.2 Setoff . . . . . . . . . . . . . . . . . . . . . . . .44
          11.3 Rights and Remedies not Exclusive. . . . . . . . . . .44

XII.     WAIVERS AND JUDICIAL PROCEEDINGS. . . . . . . . . . . . . . 45
         12.1 Waiver of Notice . . . . . . . . . . . . . . . . . . . 45
         12.2 Delay. . . . . . . . . . . . . . . . . . . . . . . . . 45
         12.3 Jury Waiver. . . . . . . . . . . . . . . . . . . . . ..45

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XIII.    EFFECTIVE DATE AND TERMINATION. . . . . . . . . . . . . . . 45
         13.1 Term . . . . . . . . . . . . . . . . . . . . . . . . . 45
         13.2 Termination. . . . . . . . . . . . . . . . . . . . . . 45

XIV.     BORROWING AGENCY PROVISIONS. . . . . . . . . . . . . . . . .46
         14.1 Appointment. . . . . . . . . . . . . . . . . . . . . . 46
         14.2 Joint and Several Obligations. . . . . . . . . . . .. .46

XV.      MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . 47
         15.1 Governing Law. . . . . . . . . . . . . . . . . . . . . 47
         15.2 Entire Understanding . . . . . . . . . . . . . . . . . 47
         15.3 Successors and Assigns; Participations; New Lenders . .48
         15.4 Application of Payments. . . . . . . . . . . . . . . . 48
         15.5 Indemnity. . . . . . . . . . . . . . . . . . . . . . . 48
         15.6 Notice . . . . . . . . . . . . . . . . . . . . . . . . 49
         15.7 Severability . . . . . . . . . . . . . . . . . . . . . 49
         15.8 Expenses . . . . . . . . . . . . . . . . . . . . . . . 49
         15.9 Injunctive Relief. . . . . . . . . . . . . . . . . . . 50
         15.10 Consequential Damages . . . . . . . . . . . . . . . . 50
         15.11 Captions. . . . . . . . . . . . . . . . . . . . . . . 50
         15.12 Counterparts. . . . . . . . . . . . . . . . . . . . . 50
         15.13 Construction. . . . . . . . . . . . . . . . . . . . . 50

                    REVOLVING CREDIT AGREEMENT

     Revolving Credit Agreement dated as of August 19, 1996 among CLAIRE'S STORES, INC., CLAIRE'S BOUTIQUES, INC., CSL, INC., CBI DISTRIBUTING CORP., CLAIRE'S CANADA CORP., CLAIRE'S PUERTO RICO CORP. (each, a Borrower" and, jointly and severally, the "Borrowers), and BANK LEUMI TRUST COMPANY OF NEW YORK ("Leumi"), a banking corporation organized under the laws of the State of New York.

     IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrowers and Lender hereby agree as follows:

I.   DEFINITIONS.

     1.1 Accounting Terms. As used in this Agreement, the Note or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in
Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP.

     1.2 General Terms. For purposes of this Agreement the following terms shall have the following meanings:

          "Advances" shall mean and include Revolving Advances and Letters of Credit.

          "Affiliate" of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

          "Applicable Eurodollar Margin" shall mean with respect to each Advance, a percentage per annum equal to, for the period from the Closing Date to (but not including) the last day of the Term with respect to such Advance, 1%.

          "Authority" shall have the meaning set forth in Section
4.9(d

          "Bank" shall mean Bank Leumi Trust Company of New York and any successor thereto.

          "Borrowers" shall mean, jointly and severally, Claire's Stores , Inc. a Delaware corporation, Claire's Boutiques, Inc., a Delaware corporation, CSL Inc., a Delaware corporation, CBI Distributing Corp., a Delaware corporation, Claire's Canada Corp., a Delaware corporation, Claire's Puerto Rico Corp., a Delaware corporation, and all permitted successors and assigns of each of them.

          "Borrowing Agent" shall mean CSI.

          "Business Day" shall mean any day other than a day on which commercial banks in New York are authorized or required by law to close.

          "CERCLA" shall mean the Comprehensive Environmental
Response, Compensation and Liability Act of 1980, as amended, 42
U.S.C.9601 et seq.

          "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, Liens, Claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the assets of any Borrower.

          "Claims" shall mean all security interests, Liens, claims or encumbrances held or asserted by any Person against any or all of the assets of any Borrower, other than (A) Charges and
(B) Permitted Encumbrances.

          "Closing Date" shall mean as of August 19, 1996 or such other date as may be agreed to by the parties hereto.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

          "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on Borrowers' business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

          "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414 of the Code.

          "CSI" shall mean Claire's Stores, Inc., a Delaware corporation, and its successors and permitted assigns.

          "Current Ratio" shall mean the ratio of consolidated current assets to consolidated current liabilities as same are treated in accordance with GAAP and consistent with those used in the preparation of financial statements referred to in Section IX.

          "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

          "Default Rate" shall have the meaning set forth in
Section 3.1 hereof.

          "Documents" shall have the meaning set forth in Section
8.1(b) hereof.

          "Dollar" and the sign "$" shall mean lawful money of the United States of America.

          "Earnings Before Interest Expense Net of Interest Income, Taxes, Depreciation and Amortization" shall mean, for any fiscal period of Borrowers, Borrowers, earnings as shown on the Borrowers' fiscal income statement before deducting interest expense net of interest income, taxes, depreciation, and amortization as determined in accordance with GAAP.

          "Environmental Complaint" shall have the meaning set forth.Section 4.9(d) hereof.

          "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

          "Eurodollar Advances" shall mean each Advance bearing interest at the rates provided in Section 3.1(b).

          "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Advance, (i) the rate determined by the Bank to be the arithmetic mean (rounded to the nearest
1/100 of 1%) of the offered quotation to first-class banks in the interbank Eurodollar market for dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Advance for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Advance, determined as of 10:00
A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall mean the occurrence of any of the events set forth in Article X hereof.

          "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

          "Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

          "Hazardous Discharge" shall have the meaning set forth in Section 4.9(d) hereof.

          "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials as defined in CERCLA, the Hazardous Materials TransportatiOn Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

          "Hazardous Wastes" includes all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

          "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) including, without limitation by reason of enumeration, all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person; provided, however, that Indebtedness shall not include obligations under operating leases. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

          "Interest Expense Coverage Ratio" shall mean, with respect to any fiscal period of Borrowers, the ratio of (a) Earnings Before Interest Expense Net of Interest Income, Taxes, Depreciation and Amortization to (b) Interest Expense Net of Interest Income.

          "Interest Expense Net of Interest Income" shall mean, for any fiscal period, the expense relating to existing
Indebtedness of the Borrowers less the interest income that the Borrowers earned on a fiscal basis as determined in accordance with GAAP.

          "Interest Period" with respect to any Eurodollar
Advance shall mean the interest period applicable thereto, as determined pursuant to Section 3.1A.

          "Lender" shall mean Leumi and any successor or assign.

          "Letters of Credit"- shall have the meaning set forth in Section 2.8.

          "Letter of Credit Fees" shall have the meaning set forth in Section 3.2.

          "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, Charge, Claim or encumbrance, or preference, priority or other security agreement or preferential arrangement in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction; provided, however, that "Liens" shall not include any lien on personal property located in any store of any Borrower to the extent such lien secures such Borrower's obligations to the landlord under the real property lease with respect to such store.

          "Maximum Loan Amount" shall mean $10,000,000.

          "Multiemplover Plan" shall mean a I'multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

          "Net Worth" at a particular date, shall mean all amounts which would be included under shareholders, equity on a consolidated balance sheet of Borrowers determined in accordance with GAAP as at such date.

          "Note" shall mean the Revolving Credit Note.

          "Notice of Borrowing" shall have the meaning provided in Section 2.2.

          "Notice of Conversion" shall have the meaning provided in Section 2.3A.

          "Obligations" shall mean and include any and all of Borrowers' Indebtedness and/or liabilities to Lender or any corporation that directly or indirectly controls or is controlled by or is under common control with Lender of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of Borrowers, Indebtedness and/or liabilities under this Agreement or under any other agreement between Lender and any Borrower and all obligations of Borrowers to Lender to perform acts or refrain from taking any action.

          "Other Documents" shall mean any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by Borrowers and/or delivered to Lender in respect of the transactions contemplated by this Agreement.

          "Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly, at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

          "PBGC" shall mean the Pension Benefit Guaranty
Corporation.

          "Payment Office" shall mean initially 562 Fifth Avenue,
New York, New York 10036; thereafter, such other office of Lender, if any, which it may designate by notice to Borrowing
Agent to be the Payment Office.

          "Permitted Encumbrances" shall mean (a) Liens for taxes, assessments or other governmental charges not delinquent, or, being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken; (b) Liens disclosed in the financial statements referred to in
Section 5.5; (c) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (d) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrowers, business; (e) judgment Liens that have been stayed or bonded and mechanics', worker's, materialmen's or other like Liens arising in the ordinary course of Borrowers, business with respect to obligations which are not due or which are being contested in good faith; (f) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of Borrowers, and (y) Borrowers comply with the notice requirement set forth in the proviso to Section 7.8; (g) other Liens incidental to the conduct of Borrowers, business or the ownership or leasing of their property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of such Borrower's property or assets or which do not materially impair the use thereof in the operation of such Borrower's business or otherwise materially and adversely affect such Borrower's business, assets, operations, condition (financial or otherwise) or prospects; and.
(i) Liens disclosed on Exhibit 1.2.

          "Person" shall mean an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a governmental authority or any other entity of whatever nature.

          "Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees ofany.-- Borrower or any member of the Controlled Group or any such Plan to which any Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

          "Profit to Expense Ratio" shall mean the ratio of the Borrowers' consolidated net profit for the fiscal year most recently ended, depreciation for that year and 50% of cash on hand for that fiscal year end (as same are treated in accordance with GAAP and consistent with the preparation of financial statements referred to in Section IX) to the expenditures for fixed or capital assets (including capitalized leases) plus any dividends or distributions on any shares of the common stock or preferred stock of the Borrowers plus debt to the Lender which matures in less than one year.

          "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., as same may be amended from time to time.

          "Reference Rate" shall mean the commercial lending rate designated as such by the Bank and in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by the Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank.

          "Related Person" shall mean as to any Person, any trade, business or other entity, whether or not incorporated, which, together with such Person, is treated as a single employer under Section 414(c) of the Code.

          "Release" shall have the meaning set forth in Section
5.6(c)(i) hereof.

          "Reportable Event" shall mean a reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder.

          "Revolving Advances" shall mean Advances made other than Letters of Credit.

          "Revolving Credit Note" shall mean the promissory note referred to in Section 2.1 hereof.

          "Revolving Interest Rate" shall mean an interest rate per annum. equal to the Reference Rate or, at the Borrowers' option, the Eurodollar Rate plus one percent (1.0%) per annum for a one, two or three month period.

          "Senior Debt Payments" shall mean and include all cash actually expended by Borrowers to make (a) interest payments on any Advances hereunder Plus (b) payments for all fees, commissions and charges set forth herein and with respect to any Advances.

          "Subsidiary" of any Person shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

          "Tangible Net Worth" at a particular date shall mean an amount equal to (a) Net Worth minus (b) the aggregate amount of all assets of Borrowers on a consolidated basis as may properly be classified as intangible assets in accordance with GAAP minus
(c) outstanding loans or advances by Borrowers to any Affiliate but only to the extent that the aggregate amount of such loans and advances is permitted hereunder and exceeds $1,500,000.

          "Term" shall mean the Closing Date through July 31,
1999.

          "Termination Event" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of any Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA (except that a withdrawal of a Subsidiary of CSI from the Claire's Stores, Inc. 401(k) Savings and Retirement Plan shall not constitute a Termination Event): (iii ) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Borrower or any member of the Controlled Group from a Multiemployer Plan.

          "Toxic Substance" shall mean and include any material present on any real property owned or leased by any Borrower which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. SS 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

          "Type" shall mean either a Reference Rate Advance or a Eurodollar Advance.

     1.3 Uniform Commercial Code Terms. All terms used herein and defined in the uniform Commercial Code as adopted in the State of New York shall have the meaning given therein unless otherwise defined herein.

II.  ADVANCES; PAYMENTS.

     2.1 Revolving Advances. Subject to the terms and conditions set forth in this Agreement, Lender will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time up to the Maximum Loan Amount less the aggregate amount of outstanding Letters of Credit.

     The Revolving Advances shall be evidenced by a promissory note ("Revolving Credit Note") substantially in the form attached hereto as Exhibit 2.1.

     2.2 Notice of Borrowing. Whenever the Borrowers desire to obtain Advances, the Borrowing Agent shall give the Bank written notice prior to 12:00 Noon (New York time) on the third Business Day prior to each incurrence of Eurodollar Advances and on the Business Day prior to each incurrence of Reference Rate Advances to be made hereunder. Each such notice (each a "Notice of Borrowing) shall be form of Exhibit 2.2 and shall be in the irrevocable and shall specify (i) the aggregate principal amount of the Advance to be made, (ii) the date of such Advance (which shall be a Business Day), and (iii) whether the respective Advance shall consist of a Reference Rate Advance or Eurodollar Advance and, if a Eurodollar Advance, the Interest Period to be initially applicable thereto.

          Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Lender, or with respect to any other Obligation, become due, same shall be deemed a request for a Reference Rate Advance as of the date same is due unless paid, with interest, within five (5) Business Days of notice thereof to Borrowing Agent from Lender, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Lender, together with all interest relating thereto, and such request shall be irrevocable.

     2.3 Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Lender may designate from time to time and, together with any and all other Obligations of Borrowers to Lender, shall be charged to Borrowers' account on Lender's books. During the Term, Borrowers may use the Revolving Advances (subject to the provisions of Sections _2.3A, 3.1, 3.1A and 3.7B) by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrowing Agent or deemed to have been requested by Borrowing Agent under Section 2.2 hereof shall, with respect to requested Reference Rate Advances to the extent Lender makes such Reference Rate Advances, be made available to Borrowing Agent on the Business day following the date of such request and with respect to Eurodollar Advances, be made available to the Borrowing Agent three Business Days after such request by way of credit to

Borrowers' operating account at Bank established pursuant to
Section 3.4 hereof, or such other bank as Borrowing Agent may designate following notification to Lender, in federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested, be disbursed to Lender to be applied to the outstanding Obligations giving rise to such deemed request.

     2.3A Conversions. The Borrowers shall have the option to convert on any Business Day (but subject to Section 3.7B) all or a portion of the outstanding principal amount of the Advances into another Type of Advance, Provided that (i) Reference Rate Advances may only be converted into Eurodollar Advances if no Default or Event of Default is in existence on the date of the conversion and (ii) Eurodollar Advances resulting from this
Section 2.3A shall be in the minimum principal amount of $1,000,000. Each such conversion shall be effected by the Borrowing Agent giving the Bank notice prior to 12:00 Noon (New York time), at least three Business Days' (or one Business Day's in the case of a conversion into Reference Rate Advances) prior written notice (each, a "Notice of Conversion") specifying the Advances to be so converted, the Type of Advances to be converted into and, if to be converted into Eurodollar Advances, the Interest Period to be initially applicable thereto.

   2.4 Maximum Advances; Clean-up Period. At no time shall the aggregate balance of outstanding Advances exceed the Maximum Loan Amount. For a period of thirty (30) consecutive days during each year of the Term, Borrowers shall reduce the aggregate balance of outstanding
Revolving Advances to zero and shall maintain such zero balance at all times during such period of thirty (30) consecutive days.

     2.5  Repayment of Advances.

     (a) The Advances shall be due and payable in full on the last day of the Term and in the case of Eurodollar Advances at maturity, subject to earlier prepayment as herein provided.

     (b) All payments of principal, interest and other amounts payable hereunder, or under any of the related agreements shall be made to Lender at the Payment Office not later than 1:00 P.M. (New York Time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Lender. Lender shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers' account or by making Advances as provided in Section 2.2 hereof.

     (c) Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

     2.6 Repayment of Excess Advances. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

     2.7 Statement of Account. Lender shall maintain, in accordance with its customary procedures, a loan account in the name of Borrowers in which shall be recorded the date, Type, Interest Period (if applicable) and amount of each Advance made by Lender and the date and amount of each payment in respect thereof; provided, however, the failure by Lender to record the date, Type, Interest Period (if applicable) and amount of any Advance shall not adversely affect Lender. For each month, Lender shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Lender and Borrowers, during such month. The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lender and Borrowers unless Lender receives a written statement of Borrowers' specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent. The records of Lender with respect to the loan account shall be prima facie evidence of the amounts of Advances and other charges-thereto and of payments applicable thereto.

     2.8 Letters of Credit. Subject to the terms and conditions hereof, Lender shall issue sight Letters of Credit ("Letters of Credit") provided, however, that Lender will not be. required to issue any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the sum of (i) the outstanding Revolving Advances plus (ii) outstanding Letters of Credit (with the requested Letter of Credit being deemed to be outstanding for purposes of this calculation) to exceed the Maximum Loan Amount. All disbursements or payments related to Letters of Credit shall be deemed to be Revolving Advances and shall bear interest at the Revolving Interest Rate; Letters of Credit that have not been drawn upon shall not bear interest, Letters of Credit shall be subject to the terms and conditions set forth in the Documentary Commercial/Standby Letter of Credit Application and Security Agreement attached hereto as Exhibit 2.8.

     2.9  Issuance of Letters of Credit.

          (a) Borrowing Agent may request Lender to issue a Letter of Credit by delivering to Lender at the Payment Office, Lender's standard form of Documentary Commercial/Standby Letter of Credit Application and Security Agreement (the "Letter of Credit Application"), completed to the satisfaction of Lender, and such other certificates, documents and other papers and information as Lender or Bank may reasonably request.

          (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than six months after such Letter of Credit's date of issuance and in no event later than the last day of the Term.
Each Letter of Credit Application and each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary
Credits (1993 Revision), International Chamber of Commerce
Publication No. 500, and any amendments or revision thereof and, to the extent not inconsistent therewith, the laws of the State of New York.

     2.10 Requirements For Issuance of Letters of Credit.

     (a) In connection with the issuance of any Letter of Credit, Borrowers shall indemnify, save and hold Lender harmless from any 1099, cost, expense or liability, including, without limitation, payments made by Lender, and expenses and reasonable attorneys' fees incurred by Lender arising out of, or in connection with, any Letter of Credit to be issued or created for any Borrower. Borrowers shall be bound by Lender's or any issuing or accepting bank's regulations and good faith interpretations of any Letter of Credit issued or created for Borrowers' account, although this interpretation may be different from Borrowers, own; and, neither Lender, the bank which opened the Letter of Credit, nor any of its correspondents shall be liable for any error or mistakes, whether of omission or commission, in following Borrowing Agent's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit except for Lender's or such correspondents, willful misconduct or gross (not mere) negligence.

     (b) Borrowing Agent shall authorize and direct any bank which issues a Letter of Credit to name Borrowers as the "Account Party" therein and to deliver to Lender all instruments documents, and other writings and property received by the bank
pursuant   to the Letter of Credit and to accept and rely upon
Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

     (c) In connection with all Letters of Credit issued or caused to be issued by Lender under this Agreement, Borrowers hereby appoint Lender, or its designee, as their attorney, with full power and authority (i) to sign and/or endorse any Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign any Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of any Borrower or Lender or Lender's designee, and to sign and delivery to Customs officials powers of attorney in the name of any Borrower for such purpose; and (iv) to complete in any Borrower's name or Lender's, or in the name of Lender's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Lender nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Lender's or its attorney's willful misconduct or gross (not mere) negligence. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

     2.11 Additional Payments. Any sums expended by Lender due to any Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document including, without limitation, such Borrower's obligations under Sections 4.5, 4.6,
4.7 and 6.1 hereof, may be charged to Borrowers, account as a Revolving Advance and added to the Obligations as provided in
Section 2.2 hereof.

          III.      INTEREST AND FEES.

     3.1 Interest. (a) The unpaid principal amount of each Reference Rate Advance shall bear interest from the date of the borrowing thereof until the last day of the Term (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Reference Rate in effect from time to time.

          (b)                                               The
unpaid principal amount   of each Eurodollar Advance shall bear
interest from the date of the borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Eurodollar Rate plus the relevant Applicable Eurodollar Margin.

          (c)                                               All
overdue principal and, to the extent permitted by law, overdue interest in respect of each Advance and any other overdue amount payable hereunder shall bear interest at a rate per annum equal to 2% in excess of the rate otherwise applicable to Reference Rate Advances, provided that each Eurodollar Advance shall bear interest after maturity (whether by acceleration or otherwise) until the end of the Interest Period applicable thereto at such maturity at a rate per annum equal to 2% plus the rate of interest applicable thereto at maturity, with such interest to be payable on demand.

          (d) Interest shall accrue from and including the date of the making of any Advance to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Reference Rate
Advance on the last Business Day of each month, (ii) in respect of each Eurodollar Advance, on the last day of each Interest
Period applicable thereto and (iii) in respect of each Advance, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e)                                               The
Bank, upon determining the interest rate for any Eurodollar
Advances for any Interest Period, shall promptly notify the Borrowing Agent thereof.

          (f) Whenever, subsequent to the date of this Agreement, the Reference Rate is increased or decreased, the interest on Reference Rate
Advances shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Reference Rate during the time such change or changes remain in effect.

     3.1A Interest Periods. (a) (i) At the time the Borrowing Agent gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, Eurodollar Advances (in the case of the initial Interest Period applicable thereto) and (ii) prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to the making of a Eurodollar Advance, the Borrowing Agent shall have the right to elect an Interest Period to be applicable to such borrowing by giving the Bank written notice thereof, which Interest Period shall, at the option of the Borrowing Agent, be a one, two or three month period. Notwithstanding anything to the contrary contained above:

          (i) the initial Interest Period for any Eurodollar Advances shall commence on the date of such Advance (including the date of any-conversion from a Reference Rate Advance) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

          (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest-Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv) no Interest Period in respect of any Advances shall extend beyond the last day of the Term with respect to such Advances;

          (v) no Interest Period may be elected with respect to Eurodollar Advances at any time when a Default or Event of Default is then in existence; and

          (vi) all Eurodollar Advances made on the same date shall at all times have the same Interest Period.

     (b) If upon the expiration of any Interest Period, the Borrowing Agent has failed to (or may not) elect a new Interest Period to be applicable to the respective Eurodollar Advances as provided above, the Borrowing Agent shall be deemed to have elected to convert such borrowing into Reference Rate Advances effective as of the expiration date of such current Interest Period.

     3.2  Letter of Credit Fees.

     (a) Borrowers shall pay Lender for issuing a Letter of Credit (i) an opening fee equal to the greater of (a) a rate per annum. of three tenths of one percent (0.3%) of the face amount thereof or (b) $75 for each Letter of Credit opened, (ii) a fee equal to that which is then being charged by Bank to customers in connection with comparable-letters of credit and (iii) Bank's other customary charges payable in connection with Letters of Credit as in effect from time to time (which charges shall be furnished to Borrowing Agent by Lender upon request) (the fees set forth in (i), (ii) and (iii) are referred to as the "Letter of Credit Fees"). Such fees and charges shall be payable, in the case of any Letter of Credit, (i) on its opening, (ii) at the time of each increase in face amount thereof and (iii) at such other times as Bank customarily imposes fees with respect to letters of credit. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in Bank's prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

       3.3 Facility Non-Use Fee. If, for any month during the term of this Agreement, the average daily unpaid balance of the Revolving Advances for each day of such month does not equal the Maximum Loan Amount, then Borrowers shall pay to Lender a fee at a rate equal to two tenths of one percent (.20%) per annum. on the amount by which the Maximum Loan Amount exceeds such average daily unpaid balance. Such fee shall be payable to Lender in arrears on the last day of each month.

     3.4 Operating Account. Borrowers shall maintain a separate demand deposit operating account with Bank to facilitate the operating activity for Revolving Advances and Letters of Credit.

     3.5 Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Revolving Interest Rate during such extension.

     3.6 Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Lender has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess interest shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess interest is greater than the previously unpaid principal balance, Lender shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

     3.7 Increased Costs. In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof, or compliance by Lender (for purposes of this Section 3.7, the term "Lender" shall include Lender and any corporation or bank controlling Lender) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

          (a)    subject Lender to any tax of any kind
whatsoever with respect to this Agreement or change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Lender by the Federal government or the jurisdiction in which it maintains its principal office);

          (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement other than those in effect on date of this Agreement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

          (c) impose on Lender any other condition with respect to this Agreement or any Other Documents; and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining its Advances hereunder by an amount that Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Lender deems to be material, then, in any case Borrowers shall promptly pay Lender, upon its demand, such additional amount as will compensate Lender for such additional cost or such reduction, as the case may be. Lender shall certify the amount of such additional cost or reduced amount to Borrowing Agent, and such certification shall be conclusive absent manifest error.

     3.7A Increased Costs, Illegality, etc. (Eurodollar
Advances). (a) In the event that the Bank shall have determined
(which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

             (i) on
any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

             (ii)                                           at
any time, that the Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Advances (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of income taxes or similar charges) because of (x) any change since the Closing Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or
(y) other circumstances affecting the interbank Eurodollar market; or

             (iii)                                          at
any time, that the making or continuance of any Eurodollar Advance has become unlawful by compliance by the Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which the Bank customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Closing Date which materially and adversely affects the interbank Eurodollar market; then, and in any such event, the Bank shall on such date give notice (by telephone confirmed in writing) to the Borrowing Agent. Thereafter (x) in the case of clause (i) above, Eurodollar Advances shall no longer be available until such time as the Bank notifies the Borrowing Agent that the circumstances giving rise to such notice by the Bank no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrowing Agent with respect to Eurodollar Advances which have not yet been incurred shall be deemed rescinded by the Borrowing Agent, (y) in the case of clause (ii) above, the Borrowers shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to the Bank, showing the basis for the calculation thereof, submitted to the Borrowing Agent by the Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause
(iii) above, the Borrowers shall take one of the actions specified in Section 3.7A(b) as promptly as possible and, in any event, within the time period required by law.

     (b) At any time that any Eurodollar Loan is affected. by the circumstances described in Section 3.7A(a)(ii) or (iii), the Borrowing Agent may (and in the case of a Eurodollar Advance affected pursuant to Section 3.7A(a)(ii) or (iii), the Borrowing Agent shall) either (i) if the affected Eurodollar Advance is then being made, cancel said Advance by giving the Bank telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrowing Agent was notified by the Bank pursuant to Section 3.7A(a)(ii) or (iii), or (ii) if the affected Eurodollar Advance is then outstanding, upon at least three Business Days' notice to the Bank, require the Bank to convert each such Eurodollar Advance into a Reference Rate Advance (which conversion, in the case of the circumstances described in Section 3.7A(a)(iii) shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Advance (or such earlier date as shall be required by applicable law)).

     (c) If the Bank shall have determined that after the Closing Date, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which the Bank could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy), then from time to time, upon written demand by the Bank, the Borrowers shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction. The Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 3.7A(c), will give prompt written notice thereof to the Borrowing Agent, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrowers, obligations to pay additional amounts pursuant to this Section 3.7A(c) upon the subsequent receipt of such notice.

     3.7B      Compensation. The Borrowers shall compensate the
Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by the Bank to fund its Eurodollar Advances) which the Bank may sustain: (i) if for any reason (other than a default by the Bank) the making of Eurodollar Advances does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrowing Agent or deemed withdrawn pursuant to Section 3.7A(a)); (ii) if any repayment, prepayment or conversion of any of its Eurodollar Advances occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment or conversion of any of its Eurodollar Advances is not made on any date specified in a notice of prepayment or conversion given by the Borrowing Agent; or (iv) as a consequence of (x) any other def ault by the Borrowers to repay its Advances when required by the terms of this Agreement or (y) an election made pursuant to
Section 3.7A(b).

     3.8  Capital Adequacy.

     (a) In the event that Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (for purposes of this Section 3.8, the term "Lender" shall include Lender and any corporation or bank controlling Lender) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by an amount deemed by Lender to be material, then, from time to time, Borrowers shall pay upon demand to Lender such additional amount or amounts as will compensate Lender for such reduction. In determining such amount or amounts, Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.8 shall be available to Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.

          (b) A certificate of Lender setting forth such amount or amounts as shall be necessary to compensate Lender with respect to Section 3.8(a) hereof when delivered to Borrowing
Agent shall be conclusive absent manifest error.

     3.9  Survival. The obligations of Borrowers under Sections
3.7 and 3.8 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

IV.  GENERAL TERMS

     4.1 Financial Disclosure. Borrowers hereby irrevocably authorize and direct all accountants and auditors employed by Borrowers at any time during the term of this Agreement to exhibit and deliver to Lender copies of any of Borrowers, financial statements or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Lender any information such accountants may have concerning Borrowers' financial status and business operations; however Lender will give two (2) Business Days' notice to Borrowers in order to afford to Borrowers the opportunity to furnish such information or materials during such two (2) Business Day period prior to obtaining such information or materials from such accountants. Borrowers hereby authorize all federal, state and municipal authorities to furnish to Lender copies of reports or examinations relating to Borrowers, whether made by Borrowers or otherwise; however, Lender will give two (2) Business Days' notice to Borrowers in order to afford to Borrowers the opportunity to furnish such information or materials during such two (2) Business Day period prior to obtaining such information or materials from such governmental authorities. Lender hereby agrees to maintain the confidentiality of the financial information that it receives pursuant to this section; however, nothing herein shall be understood to prohibit Lender from using or disseminating such information to its employees, attorneys, accountants and agents, as necessary, for the proper administration of Lender's rights and obligations under this Agreement.

     4.2 Compliance with Laws. Borrowers shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the operation of Borrowers, business the non-compliance with which would have a material adverse effect on the operations, business or condition (financial or otherwise) of the Borrowers taken as a whole.

     4.3 Inspection of Premises. At all reasonable times, but, unless there shall have occurred an Event of Default, not more than twice annually and only following reasonable notice to Borrowers, Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from Borrowers' books, records, audits, correspondence and all other papers relating to the operation of Borrowers I business. Lender and its agents may enter upon any of Borrowers, premises at any time during business hours and at any other reasonable time, and from time to time, but, unless there shall have occurred an Event of Default, not more than twice annually, for the purpose of inspecting any and all records pertaining to the operation of Borrowers' business.

     4.4 Insurance. At Borrowers, own cost and expense, in amounts and with carriers reasonably acceptable to Lender, Borrowers shall (a), except to the extent that Borrowers have, as of the date hereof, established a self-insurance program, reasonably acceptable to the Lender, for such insurable properties and properties in which Borrowers have an interest, keep all its insurable properties and properties in which Borrowers have an interest (except automobiles (with respect to property damage only) and all store assets, including inventory, equipment, leasehold improvements and store fixtures, located in any of Borrowers' stores] insured against the hazards of fire, f lood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Borrowers, including, without limitation, business interruption insurance; (b) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (c) maintain all such workmen's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which any Borrower is engaged in business; (d) furnish Lender with an opportunity, at any time, to review and, at Lender's own expense, copy all policies and evidence of the maintenance of such policies.

     4.5 Failure to Pay Insurance. If any Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Lender, if Lender so elects, may obtain such insurance and pay the premium therefor for Borrowers, account, and charge Borrowers' account therefor, and such expenses so paid shall be part of the Obligations.

     4.6 Payment of Taxes. Each Borrower will pay when due all taxes, assessments and other Charges or Claims lawfully levied or assessed upon such Borrower or any of its assets including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes, except for such amounts being contested in good faith by such Borrower provided that adequate reserves therefor are made in accordance with GAAP. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between Borrowers and Lender which Lender may be required to withhold or pay, or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, Lender may, with notice to Borrowers, pay the taxes, assessments, Liens, Charges or Claims and Borrowers hereby indemnify and hold Lender harmless in respect thereof. The amount of any payment by Lender under this Section 4.6 shall be charged to Borrowers' account as a Revolving Advance and added to the Obligations and, until Borrowers shall furnish Lender with an indemnity therefor (or supply Lender with evidence satisfactory to Lender that due provision for the payment thereof has been made), Lender may hold without interest any balance standing to any Borrower's credit.

     4.7 Payment of Leasehold Obligations. Each Borrower shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, except for such amounts being contested in good faith by-such Borrower provided that adequate reserves therefor are made in accordance with GAAP, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Lender's request, will provide evidence of having done SO.

     4.8 Maintenance of Equipment. All of Borrowers, equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made 90 that the value and operating efficiency of the equipment shall be maintained and preserved. Borrowers shall not use or operate equipment in violation of any law, statutes, ordinances, codes, rules or regulations.

     4.9  Environmental Matters.

     (a) Each Borrower will ensure that all of its owned and leased real property remains in compliance with all Environmental Laws and will not place or permit to be placed any Hazardous Substances thereon except as not prohibited by applicable law or appropriate governmental authorities, except in any case where the failure to do so would not have a material adverse effect on the business, assets, operations, condition (financial or otherwise) or prospects of the Borrowers, taken as a whole.

     (b) Borrowers will establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance, except where the failure to do so would not have a material adverse effect on the business, assets, operations, condition (financial or otherwise) or prospects of the Borrowers, taken as a whole.

     (c) Each Borrower will (i) employ in connection with its use of all of its owned and leased real property appropriate technology necessary to maintain compliance with any applicable

Environmental Laws, (ii) dispose of any and all Hazardous Waste generated thereat only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws and (iii) use its best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by such Borrower in connection with the transport or disposal of any such Hazardous Waste, except in any case, where the failure to do so would not have a material adverse effect on the business, assets, operations, condition (financial or otherwise) or prospects of the Borrowers, taken as a whole.

     (d) In the event any Borrower obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at any of its owned and leased real property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at any of its owned and leased real property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting such real property or such Borrower's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person or entity, including any state agency responsible in whole or in part for environmental matters in the state in which such real property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then such Borrower shall, within five (5) Business Days, give written notice of same to Lender detailing facts and circumstances of which such Borrower is aware giving rise to the Hazardous Discharge or Environmental Complaint Such information is not intended to create nor shall it create any obligation upon Lender with respect thereto.

     (e) Each Borrower shall promptly forward to Lender copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by such Borrower to dispose of Hazardous Substances and shall continue to forward copies of correspondence between such Borrower and the Authority regarding such claims to Lender until the claim is settled. Each Borrower shall promptly forward to Lender copies of all documents and reports concerning a Hazardous Discharge that such Borrower is required to file under any Environmental Laws.

     (f) Each Borrower shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person. If any Borrower shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Borrower shall fail to comply with any of the requirements of any Environmental Laws, Lender may, but without the obligation to do so: (A) give such notices or (B.) enter onto the real property (or authorize third parties to enter onto the real property) and take such actions as Lender (or such third parties as directed by Lender) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Lender (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Revolving Advances shall be paid by Borrowers upon demand, and until paid shall be added to and become a part of the Obligations.

V.   REPRESENTATIONS AND WARRANTIES.

     Borrowers represent and warrant as follows:

     5.1 Authority. Each Borrower has full power, authority and legal right to enter into this Agreement and the other Documents and perform all obligations hereunder and thereunder. The execution, delivery and performance hereof and of the Other Documents (a) are within each Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of such Borrower's by-laws, certificate of incorporation or other applicable documents relating to such Borrower's formation or to the conduct of such Borrower's business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Borrower under the provisions of any agreement, charter document, instrument, bylaw, of other instrument to which such Borrower is a party or by which it may be bound.

     5.2  Formation and Oualification.

          (a) Each Borrower is duly incorporated and in good standing under the laws of the state of its incorporation and is qualified to do business and is in good standing in all states where the failure to maintain good standing would have a material adverse affect on its ability to conduct its business and own its property and where the failure to so qualify would have a material adverse effect on all of the Borrowers, taken as a whole, or their businesses, taken as a whole. Each Borrower has delivered to Lender true and complete copies of its certificate of incorporation and by-laws and will promptly notify Lender of any amendment or changes thereto.

          (b)    The only Subsidiaries of CSI are listed on
Schedule 5.2.

     5.3 Survival of Representations and Warranties. All representations and warranties of Borrowers contained in this Agreement and the Other Documents shall be true at the time of Borrowers' execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

     5.4 Tax Returns. Each Borrower has filed all federal, state and local tax returns and other reports it is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable. To the best of Borrowers' knowledge, the provision for taxes on the books of Borrowers are adequate for all years not closed by applicable statutes, and for their current fiscal year, and Borrowers have no knowledge of any deficiency or additional assessment in connection therewith not provided for on their books.

     5.5  Financial Statements.

     The consolidated and consolidating balance sheets of CSI, its Subsidiaries and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of February 3, 1996 and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Lender, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur and present fairly the financial position of CSI and its subsidiaries at such date and the results of their operations f or such period. Since February 3, 1996 there has been no change in the condition, financial or otherwise, of CSI or its Subsidiaries as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and real property owned by CSI and its Subsidiaries, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse to all of the Borrowers, taken as a whole.

               5.6  O.S.H.A. and Environmental Compliance.

     (a) Each Borrower has duly complied in all material respects with, and its facilities, business, assets, property, leaseholds and equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws, and there are no outstanding citations, notices or orders of non-compliance issued to any Borrower or relating to its business, assets, property, leaseholds or equipment under any such laws, rules or regulations, which, in any case, could materially and adversely affect the operations, business, assets, condition (financial or otherwise) or prospects of the Borrowers, taken as a whole.

     (b) Each Borrower has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws, the absence of which could materially and adversely affect the operations, business, assets, condition (financial or otherwise) or prospects of the Borrowers, taken as a whole.

     (c) (i) There are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any real property owned or leased by any Borrower; (ii) there are no underground storage tanks or polychlorinated biphenyls on any real property owned or leased by any Borrower; (iii) no real property owned or leased by any Borrower has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and
(iv) no Hazardous Substances are present on such real property, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of Borrowers or of their tenants.

     5.7  Solvency; No Litigation, violation, Indebtedness or
Default.

     (a) The Borrowers, taken as a whole, are solvent, able to pay their debts as they mature, have capital sufficient to carry on their business and all businesses in which they are about to engage, and (i) as of the Closing Date, the fair present saleable value of their assets (calculated on a going concern basis) is in excess of the amount of their liabilities and (ii) subsequent to the Closing Date, the fair saleable value of their assets (calculated on a going concern basis) will be in excess of the amount of their liabilities.

     (b)  Except as disclosed in Schedule 5.7(b), no Borrower has
(i) any pending or threatened litigation, actions or proceedings which involve the possibility of materially and adversely affecting the business, assets, operations, condition or prospects, financial or otherwise of the Borrowers, taken as a whole, or the ability of any Borrower to perform this Agreement, nor (ii) any Indebtedness for money borrowed other than the obligations.

     (c) No Borrower is in violation of any applicable statute, regulation or ordinance in any respect materially and adversely affecting its business, assets, operations or condition (financial or otherwise), or prospects, nor is in violation of any order of any court, governmental authority or arbitration board or tribunal.

     (d) No Borrower nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on
Schedule 5.7(d) hereto. Except as set forth in Schedule 5.7(d),
(i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and each Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan,
(ii) each Plan which is intended to be a qualified plan under
Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under
Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code,
(iii) no Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof or by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan is equal to or exceeds the present value of the accrued benefits and other liabilities of such Plan and no Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) to the best of such Borrower's knowledge no Borrower nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan which would result in a material loss or liability to such Borrower (vii) no Borrower nor any member of a Controlled Group has-incurred any liability for any excise tax arising under Section 4972 or 49808 of the Code, and no fact exists which could give rise to any such liability,
(viii) to the best of such Borrower's knowledge no Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or Section 4975 of the Code which would result in a material loss or liability to such Borrower nor taken any action which would constitute or result in a Termination Event with with respect to any such Plan which is subject to ERISA, (ix) each Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan subject to the jurisdiction of the PBGC, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR 2615.3 has not been waived, (xi) no Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any Plan subject to the jurisdiction of the PBGC existing for the benefit of persons other than employees or former employees of such Borrower and any member of the Controlled Group, and (xii) no Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

     5.8 Licenses and Permits. Except as set forth in Schedule 5.8, each Borrower (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits would have a material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective of such Borrower.

     5.9 Default of Indebtedness. No Borrower is in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued, and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

     5.10    No Default.  No Borrower is in default in the
payment or performance of any ofits contractual obligations which would be likely to adversely effect the business, assets,
operations or condition (   financial or otherwise) or prospects
of the Borrowers, taken as a whole, and no Default has occurred.

     5.11 No Burdensome Restrictions. No Borrower is party to any contract or agreement the performance of which would adversely affect the business, assets, operations, condition (financial or otherwise) or prospects of the Borrowers, taken as a whole.

     5.12 No Labor Disputes. No Borrower is involved in any labor dispute; there are no strikes or walkouts or union organization of any of Borrowers' employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as Set forth on Schedule 5.12 hereto.

     5.13 Margin Regulations. No Borrower is engaged, nor will any engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U or Regulation G of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

     5.14 Investment Company Act. No Borrower is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

     5.15 Disclosure. No representation or warranty made by any Borrower in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of fact or omits to state any fact necessary to make the statements herein or therein not misleading. There is no fact known to any Borrower or which reasonably should be known to any Borrower which such Borrower has not disclosed to Lender in writing with respect to the transactions contemplated by this Agreement which adversely affects the condition (financial or otherwise), results of operations, business, assets or prospects of such Borrower.

     5.16 [Intentionally omitted].

     5.17 Swaps. No Borrower is a party to, nor will any be a party to, any swap agreement whereby such Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

     5.18 Conflicting Agreements. No material provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Borrower conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

     5.19 Application of Certain Laws and Regulations. Neither any-Borrower nor any Affiliate of any Borrower is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

     5.20 Suppliers and Customers.

          (a) Each of the Botrowers and each Subsidiary has adequate sources of supply for its business as currently conducted and as proposed to be conducted. Each has good relationships with all of its material sources of supply of goods and services and each does not anticipate any material problem with any such material sources of supply.

          (b) No Borrower has any knowledge that the customer base of any Borrower might materially decrease.

VI.  AFFIRMATIVE COVENANTS.

          Each Borrower shall, until payment in full of the Obligations and termination of this Agreement:

     6.1 Payment of Fees. Pay to Lender on demand all usual and customary fees and expenses which Lender incurs in connection with the forwarding of Advance proceeds. Lender may, without making demand, charge the account of Borrowers for all such fees and expenses.

     6.2 Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of. its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted), including, without limitation, all licenses, patents, copyrights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so would have a material adverse effect on such Borrower or its
busin   ess; and (c) make all such reports and pay all such
franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so would have a material adverse effect on such Borrower or its business.

     6.3 Violations. Promptly notify Lender in writing of any violation of any law, statute, regulation or ordinance of any governmental entity, or of any agency thereof, applicable to any Borrower which could materially and adversely affect the business, assets, operations, condition (financial or otherwise) or prospects of the Borrowers, taken as a whole.

     6.4 Tangible Net Worth. Cause to be maintained as at the end of each fiscal quarter, commencing as of August 1, 1996, a Tangible Net Worth in an amount not less than $125,000,000.

     6.5 Interest Expense Coverage Ratio. Cause to be maintained at the end of each fiscal year an Interest Expense Coverage Ratio of not less than 2:1.

     6.6 Indebtedness to Tangible Net Worth. Cause to be maintained as of the end of each fiscal quarter a ratio of total
Indebtedness of Borrowers on a consolidated basis to Tangible Net
Worth of not greater than 1:1.

     6.7 Execution of Supplemental Instruments. Execute and deliver to Lender from time to time, upon demand, such supplemental agreements, statements, instruments or documents as Lender may request in order that the full intent of this Agreement may be carried into effect.

     6.8 Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and Borrowers shall have provided for such reserves as Lender may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lender.

     6.9 Standards of Financial Statements. Cause all financial statements and notices referred to in Sections 9.4, 9.5, 9.7, 9.8, 9.9, 9.11, 9.12 and 9.13 to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and, as applicable, in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

     6.10 Current Ratio. Cause to be maintained a Current Ratio, as at the end of each fiscal quarter, of not less than 1.5:1.

     6.11 Net Loss. Not permit a consolidated net loss, as same is treated in accordance with GAAP and consistent with the financial statements delivered to the Bank per Section IX, in excess of $10,000,000 for any two consecutive fiscal quarters of Borrowers.

     6.12 Profit to Expense Ratio. As at the end of each fiscal year, cause to be maintained, a Profit to Expense Ratio of not less than 1:1.

VII. NEGATIVE COVENANTS.

     No Borrower shall, until satisfaction in full of the obligations and termination of this Agreement:

     7.1  Merger, Consolidation, Acquisition and Sale of Assets.

          (a) Enter into any merger, consolidation or other reorganization with or into any other Person or business division or acquire all or a substantial portion of the assets or stock of any Person or business division or permit any other Person to consolidate with or merge with it unless, with respect to any merger,. consolidation, reorganization or acquisition of assets or stock, (i) Lender receives prior written notice thereof and
(ii) after giving effect to such merger, consolidation, reorganization or acquisition of assets or stock no Default or Event of Default shall exist.

          (b) Sell, lease, transfer or otherwise dispose of all, or substantially all, of its properties or assets.

     7.2 Creation of Liens. Create or suffer to exist any Lien, Charge or Claim upon or against any of its property or assets now owned or hereafter acquired other than Permitted Encumbrances.

     7.3 Guarantees. Become liable upon the obligations of any person, firm or corporation by assumption, endorsement or guaranty thereof or otherwise (other than to Lender) except (a) the endorsement of checks in the ordinary course of business and
(b) guarantees of any other Borrower's obligations.

     7.4 Investments. Purchase or acquire obligations or stock of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-2 or P-2 (or the equivalent rating), (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if such bank has a combined capital and surplus of at least $100,000,000, (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof and (e) shares, assets or obligations of a company or division, for purposes of acquisition, whose business purpose is similar to that of the Borrowers.

     7.5 Loans. Make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate, except as expressly permitted in Section 7.10 hereof.

     7.6  [Intentionally omitted].

     7.7  [Intentionally omitted].

     7.8  [Intentionally omitted].

     7.9 Nature of Business. Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

     7.10 Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions disclosed to Lender, in the ordinary course of business, and on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate; except that (i) any Borrower may make loans or advances to any other Borrower provided that at the end of each fiscal quarter of Borrowers the net balance of all such inter-Borrower loans or advances on a consolidated basis shall be zero and (ii) any Borrower may make loans or advances to employees of any Borrower in an aggregate amount which, together with all other loans or advances to employees of any Borrower from all other Borrowers, is not at any time in excess of $1,500,000, so long as prior to and after giving effect to any such loans or advances there shall not exist any Event of Default or Default.

     7.11 Subsidiaries. Form or acquire any Subsidiary, with assets in excess of $10,000,000, unless (i) such Subsidiary expressly joins in this Agreement as a borrower and becomes jointly and severally liable for the obligations of Borrowers hereunder, under the Note, and under any other agreement between Borrowers and Lender and (ii) Lender shall have received all documents, including legal opinions, it may reasonably require to establish compliance with each of the foregoing conditions.

     7.12 Fiscal Year and Accounting Changes. Change its fiscal year end from the Saturday closest to January 31 of each calendar year or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (a) in tax reporting treatment except as required by law.

     7.13 Pledge of Credit. Now or hereafter pledge Lenders credit on any purchases or for any purpose whatsoever or, except as otherwise specifically permitted herein, use any portion of any Advance in or for any business other than Borrowers, business as conducted on the date of this Agreement.

     7.14   Amendment of Articles of Incorporation, By-Laws.
Amend, modify or waive any material term or material provision of its Articles of Incorporation or By-Laws, which impacts the ability of the Borrowers to repay the obligations.

     7.15 Compliance with ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.7(d) if such contribution would result in a material increase in costs to such Plan or in a material loss or liability to Borrower, (ii) engage, or permit any member of the Controlled Group to engage, in any nonexempt "prohibited transaction", as that term is defined in section 406 of ERISA and Section 4975 of the Code which would result in a material 1099 or liability to such Borrower, (iii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in
Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of Borrowers or any member of the Controlled Group or the imposition of a lien on the property of any Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.7(d), (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan;
(vii) fail promptly to notify the Lender of the occurrence of any Termination Event, (viii) fail to comply in all material respects, or permit a member of the Controlled Group to fail to comply in all material respects, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan if any such failure could result in a material adverse effect on the business, assets, operations, condition (financial or otherwise)' or prospects of the Borrowers, taken as a whole, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

     7.16 [Intentionally omitted].

     7.17 [Intentionally omitted].

     7.18 Sale and Leaseback Transactions. At any time, directly or indirectly, without the express prior written consent of Lender, enter into any sale and leaseback transaction, in an aggregate amount in excess of $15,000,000, with respect to any of the assets of any Borrower.

VIII.     CONDITIONS PRECEDENT.

     8.1 Conditions to Initial Advances. The agreement of Lender to make the initial Advances requested to be made on the Closing
Date is subject to the satisfaction, or waiver by Lender, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

          (a) Note. Lender shall have received the Note duly executed and delivered by an authorized officer of each Borrower;

          (b) Corporate Proceedings of Borrowers. Lender shall have received a copy of the resolutions in form and substance reasonably satisfactory to Lender, of the Board of Directors of each Borrower authorizing the execution, delivery and performance of this Agreement, the Notes and any Other Documents (collectively the "Documents"), in each case certified by the Secretary or an Assistant Secretary of such Borrower as of the Closing Date; and, each such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

          (c) Incumbency Certificates of Borrowers. Lender shall have received a certificate of the Secretary or an Assistant Secretary of each Borrower, dated the Closing Date, as to the incumbency and signature of the officers of such Borrower executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

          (d) Certificates. Lender shall have received a copy of the Articles or Certificate of Incorporation of each Borrower, and all amendments thereto, together with copies of the By-Laws of each Borrower and all agreements of such Borrower's shareholders, if any, certified as accurate and complete by the Secretary of such Borrower;

          (e) Good Standing Certificates. Lender shall have received good standing certificates for each Borrower dated not more than 10 days prior to the Closing Date, issued by the Secretary of State or other appropriate official of such Borrowers jurisdiction of incorporation and the jurisdiction(s) where Borrowers maintain their principal place of business;

          (f) Legal Opinion. Lender shall have received the executed legal opinion of Rubin, Baum, Levin, Constant, Friedman & Bilzin in form and substance satisfactory to Lender which shall cover such matters incident to the transactions contemplated by the Documents, as Lender may reasonably require;

          (g) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or governmental authority shall be continuing or threatened against any Borrower or against the officers or directors of any Borrower (A) in connection with the Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Lender, is deemed material or (B.) which if adversely determined, would, in the reasonable opinion of Lender, have a material adverse effect on the business, assets, operations or condition (financial or otherwise) of any Borrower; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or the conduct of its business or inconsistent with the due consummation of this Agreement shall have been issued by any governmental authority;

          (h) Fees. Lender shall have received all fees payable to Lender on or prior to the Closing Date pursuant to
Article III hereof;

          (i)    [Intentionally omitted].

          (j)    Payment Instructions. Lender shall have
received written instructions from Borrowing Agent directing the application of proceeds of the initial Advances made pursuant to this Agreement;

          (k) Consents. Lender shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other
Documents;

          (l) No Adverse Material Change. Since February 3, 1996, there shall not have occurred (i) any material adverse change in the business, financial condition, prospects or results of operations of the Borrowers, taken as a whole; or (ii) any event, condition or state of facts which would reasonably be expected materially and adversely to affect the business, financial condition or results of operations of the Borrowers, taken as a whole; and

          (m) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions herein contemplated shall be satisfactory in form and substance to Lender and its counsel.

     8.2 Conditions to Each Advance. The agreement of Lender to make any Advance requested to be made on any date (including, without limitation, the initial Advance), is subject to the satisfaction of the following conditions precedent as of the ate such Advance is made:

          (a) Representations and Warranties. Each of the representations and warranties made by Borrowers in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date;

          (b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Lender, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and

          (c) Maximum Advances. In the case of any Advances requested to be made, after giving effect thereto, the aggregate Advances shall not exceed the maximum Advances permitted under
Section 2.1 hereof. Each request for an Advance by Borrowing Agent hereunder shall constitute a representation and warranty by each Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

IX.  INFORMATION AS TO BORROWERS.

          Each Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

     9.1 Environmental Records. Furnish Lender, concurrently with the delivery of the financial statements referred to in Sections 9.4 and 9.5, with a certificate of Borrowers signed by the President of Borrowing Agent stating, to the best of his knowledge, that Borrowers are in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health. To the extent any Borrower is not in compliance with the foregoing laws in any material respect, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Borrower will implement in order to achieve full compliance.

     9.2 Litigation. Promptly notify Lender in writing of any litigation, suit or administrative proceeding affecting Borrowers, whether or not the claim is covered by insurance, which could materially and adversely affect the business, assets, operations, condition or prospects (financial or otherwise) of the Borrowers, taken as a whole.

     9.3 Material occurrences. Promptly notify Lender in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Lender fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of Borrowers as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Internal Revenue Code, could subject any Borrower to a tax imposed by Section 4971 of the Internal Revenue Code; (d) each and every default by any Borrower which might reasonably be expected to result in the acceleration of the maturity of any Indebtedness in excess of $1,000,000, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of any Borrower which might reasonably be expected to be materially adverse to the Borrowers, taken as a whole; in each case describing the nature thereof and the action such Borrower proposes to take with respect thereto.

     9.4 Annual Financial Statements. Furnish Lender within ninety (90) days after the end of each fiscal year of Borrowers, audited financial statements of Borrowers on a consolidated basis and unaudited financial statements of Borrowers on a consolidating basis including, but not limited to, statements of income and stockholders, equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and, with respect to the consolidated financial statements, reported upon without qualification by an independent certified public accounting firm selected by Borrowers and satisfactory to Lender. The report of such accounting firm shall be accompanied by a statement of such accounting firm certifying that in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or the related Documentary Commercial/Standby Letter of Credit Application and Security Agreement or, if such information came to their attention, specifying any such default, and such report shall contain or have appended thereto calculations which set forth Borrowers' compliance with the requirements or restrictions imposed by Sections 6.4, 6.5, 6.6, 6.10, 6.11 and 6.12.

     9.5 Monthly Financial Statements. Furnish Lender within thirty (3-0) days after the end of each month an unaudited balance sheet of Borrowers and unaudited statements of income and stockholders, equity and cash flow of Borrowers on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments.

     9.6  [Intentionally omitted].

     9.7 Other Reports. Furnish Lender as soon as available, but in any event within ten (10) days after the issuance thereof, with (i) copies of such financial statements, reports and returns as CSI shall send to its stockholders, (ii) copies of all financial statements, proxy materials or reports sent to any Borrower's stockholders, (iii) copies of any annual, special or interim audit reports or management or comment letters with respect to any Borrower or its operations submitted to any Borrower by independent financial accountants, (iv) copies of all press releases, and (v) copies of all reports or registration statements filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, or the rules or regulations promulgated thereunder.

     9.8 Additional Information. Furnish Lender with such additional information as Lender shall reasonably request in order to enable Lender to determine whether the terms, covenants, provisions and conditions of this Agreement and the Note have been complied with by Borrowers including, without limitation and without the necessity of any request by Lender, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any change in location of any Borrower I
s. principal executive offices, and (c) promptly upon any Borrower's learning thereof, notice of any labor dispute to which any Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Borrower is a party or by which any Borrower is bound.

     9.9 Projected Operating Budget. Furnish Lender, no less than thirty (30) days prior to the beginning of each of Borrowers' fiscal years commencing with fiscal year ending February 1, 1997, a month by month projected operating budget and cash flow of Borrowers for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by CSI's President or Treasurer to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

          9.10 [Intentionally omitted].

     9.11 Notice of Suits, Adverse Events. Furnish Lender with prompt notice of (i) any lapse or other termination of any Consent issued to any Borrower by any Governmental Body or any other Person that is material to the operation of such Borrower's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Borrower with any Governmental Body or Person, if such reports indicate any material adverse change in the business, operations, affairs or condition of such Borrower, or if copies thereof are requested by Lender, and (iv) copies of any notices and other communications from any Governmental Body or Person which specifically relate to any Borrower and could have a material adverse effect on the business, assets, operations, condition (financial or otherwise) or prospects of the Borrowers, taken as a whole.

     9.12 ERISA Notices and Requests.    Furnish Lender with
immediate written notice in the event that (i) any Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written Event and the action, if the Controlled Group has with respect thereto and action taken or threatened by the Internal Controlled Group knows or has that a Termination Event has occurred, statement describing such Termination any, which such Borrower or member of taken, is taking, or proposes to take when known, any Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Borrower or any member of the Controlled Group knows that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Internal Revenue Code) has occurred together with a written statement describing such transaction and the action which such Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Borrower or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or any member of the Controlled Group was not previously contributing shall occur if such event results in a material increase in costs or liability to such Borrower, (v) any Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, together with copies of each such letter; (vii) any Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment; (ix) any Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

     9.13      Additional Documents. Execute and deliver to
Lender, upon request, such documents and agreements as Lender may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

X.   EVENTS OF DEFAULT.

          The occurrence of any one or more of the following events shall constitute an "Event of Default":

          (a) failure by Borrowers to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein within five (5) Business Days of the date that same is due;

          (b) any representation or warranty made or deemed made by Borrowers in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

          (c) failure by Borrowers to (i) furnish financial information required by Sections 9.3, 9.4 or 9.6 within five (5) Business Days of the date when due or, with respect to any other financial information requested pursuant to Section 9.8 which can reasonably be furnished within five (5) Business Days, furnish such information within five (5) Business Days of the date same is requested, or (ii) permit the inspection of its books or records;

          (d) issuance of a notice of Lien, Charge, Claim, levy, assessment, injunction or attachment (other than Permitted Encumbrances) against a material portion of the Borrowers, property (taken as a whole) which is not stayed or lifted within thirty (30) days;

          (e) failure or neglect of any Borrower to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any other agreement or arrangement, now or hereafter entered into between such Borrower and Lender and, except with respect to any term, provision, condition or covenant contained in Section 6.2, 6.3, 6.4, 6.5, 6.6, 6.8, 6.10,
6.11, 6.12, 7.1, 7.2, 7.3, 7.4, 7.5, 7.9, 7.10, 7.11, 7.13, 7.14,
7.15, 7.18, 9.2, 9.3, 9.6, 9.11 or 9.12 of this Agreement, same continues for a period of five (5) Business Days following notice thereof from Lender to Borrowers;

          (f) any judgment is rendered or judgment liens filed against any Borrower for an amount in excess of $1,000,000, in the aggregate, which within thirty (30) days of such rendering or filing is not either satisfied, stayed or discharged of record;

          (g) any Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

          (h)    any Borrower shall admit in writing its
inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

          (i) any change in any Borrower's condition or affairs (financial or otherwise) which in Lender's reasonable judgment impairs the ability of such Borrower to perform its Obligations under this Agreement;

          (j)    [Intentionally omitted].

          (k) a default of the obligations of any Borrower under any other agreement to which it is a party shall occur which materially and adversely affects the condition, affairs or prospects (financial or otherwise) of the Borrowers, taken as a whole, which default is not cured within any applicable grace period;

          (1)    [Intentionally omitted].

          (m) any material provision of this Agreement shall, for any reason, cease to be valid and binding on Borrowers, or any Borrower shall so claim in writing to Lender;

          (n) (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of any Borrower, the continuation of which is material to the continuation of the Borrowers' business (taken as a whole), or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent, and such proceedings shall not be dismissed or discharged within sixty (60) days, or
(C) schedule or conduct a hearing on the renewal of any license, permit, trademark, trade name or patent necessary for the continuation of any Borrower's business and the staff of such Governmental Body issues a report recommending the termination revocation, suspension or material, adverse modification of license, permit, trademark, trade name or patent; (a) any agreement which is necessary or material to the operation of any Borrower's business shall be revoked or terminated and not replaced by a substitute acceptable to Lender within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would have a material adverse effect on the business or financial condition of the Borrowers, taken as a whole;

          (o)    an event or condition specified in Sections
7.15 or 9.12 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Borrower or any member of the Controlled Group shall incur, or in the reasonable judgment of Lender be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Lender, would have a material adverse effect upon the ability of the Borrowers, taken as a whole, to perform their Obligations under this Agreement; or

          (p)    [Intentionally omitted].

XI.  LENDER'S RIGHTS AND REMEDIES AFTER DEFAULT.

     11.1 Rights and Remedies. Upon the occurrence of an Event of Default pursuant to Article X(g) all obligations shall be immediately due and payable and this Agreement and the obligation of Lender to make Advances shall be deemed terminated; and, upon the occurrence of any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Lender all Obligations shall be immediately due and payable and Lender shall have the right to terminate this Agreement and to terminate the obligation of Lender to make Advances. Upon the occurrence of any Event of Default, Lender shall have the right to exercise any and all other rights and remedies provided for herein, at law or equity generally.

     11.2 Setoff. In addition to any other rights which Lender may have under applicable law, upon the occurrence of an Event of Default hereunder, Lender shall have a right to apply any of Borrowers' property held by Lender or by the Bank to reduce the Obligations.

     11.3 Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive -and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies, all of which shall be cumulative and not alternative.


XII.     WAIVERS AND JUDICIAL PROCEEDINGS.

     12.1 Waiver of Notice. Each Borrower hereby waives notice of non-payment of any of the Advances, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

     12.2 Delay. No delay or omission on Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

     12.3 Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEM RIGHT TO TRIAL BY JURY.

XIII.     EFFECTIVE DATE AND TERMINATION.

     13.1 Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Borrower and Lender, shall become effective on the date hereof and shall continue in full force and effect until July 31, 1999 (the "Term") unless sooner terminated as herein provided.

     13.2 Termination. The termination of the Agreement shall not affect any of Borrowers' or Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are repaid or performed in full.


XIV. BORROWING AGENCY PROVISIONS.

     14.1 Appointment. (a) Each Borrower hereby irrevocably designates Borrowing Agent as its attorney and agent to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of each Borrower, and does hereby authorize Lender to pay over or credit all loan proceeds hereunder in accordance with the advance request made by Borrowing Agent.

          (b) It is understood and agreed by each Borrower that the handling of this credit facility in the manner set forth in this Agreement is solely as an accommodation to Borrowers and at their request, and that Lender shall incur no liability to Borrowers as a result thereof. To induce Lender to do so and in consideration thereof, each Borrower hereby agrees to indemnify Lender and to hold Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Lender by any Person arising from or incurred by reason of Lender's handling of the financing arrangements of the Borrowers as provided herein, reliance by Lender on any request or instruction from Borrowing Agent or any other action taken by Lender with respect to this Section 14.1 except due to the gross (not mere) negligence or willful misconduct by Lender.

          (c) Each Borrower represents and warrants to Lender that (i) the Borrowers have one or more common shareholders (other than CSI whose stock is publicly held), directors and officers, (ii) the businesses and corporate activities of the other Borrowers are closely related to, and substantially benefit, the business and corporate activities of such Borrower,
(iii) the financial and other operations of the Borrowers are performed on a combined basis as if the Borrowers constituted a consolidated corporate group, (iv) such Borrower has received substantial economic benefit from entering into this Agreement and shall receive substantial economic benefit from the application of each Advance hereunder, in each case whether or not such amount is used directly by such Borrower, and (v) all borrowings hereunder by the Borrowing Agent are for the exclusive and indivisible benefit of all Borrowers as though, for purposes of this Agreement and the Other Documents the Borrowers constituted a single entity.

     14.2 Joint and Several Obligations. Each Borrower further agrees that all Obligations shall be joint and several, and that each Borrower shall make payment upon any of the Obligations upon their maturity by acceleration or otherwise, and that such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearances granted by Lender to any Borrower, failure of Lender to give any Borrower notice of borrowing or any other notice, any failure of Lender to pursue or preserve its rights against the other Borrowers, and that such agreement by each Borrower to pay upon any notice issued pursuant hereto is unconditional and unaffected by prior recourse by Lender to the other Borrowers for such Borrowers, Obligations or the lack thereof.

XV.  MISCELLANEOUS.

     15.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against Borrowers with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, Borrowers accept for themselves and in connection with their properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Lender to bring proceedings against Borrowers in the courts of any other jurisdiction. Borrowers waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any. defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by Borrowers against Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the City of New York, State of New York.

     15.2 Entire Understanding. This Agreement and the documents executed concurrently herewith contain the entire understanding between Borrowers and Lender and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by Borrowers' and Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Borrowers acknowledge that they have advised by counsel in connection with the execution of this
Agreement and Other Documents and are not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

     15.3 Successors and Assigns; Participations; New Lenders.

          (a) This Agreement shall be binding upon and inure to the benefit of Borrowers, Lender, all future holders of the Note and their respective successors and assigns, except that Borrowers may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of Lender.

          (b) Lender may sell, assign or transfer all or any part of its rights under this Agreement and the Note and all related agreements, instruments and documents provided Borrowing Agent gives its consent, which consent will not be unreasonably withheld, to such sale and the transferee agrees to perform the obligations of the transferor; in addition to the foregoing, Borrowers acknowledge that in the regular course of commercial banking business Lender may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof. Borrowers hereby grant to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

     15.4 Application of Payments. Lender shall have the continuing and exclusive right to apply or reverse and re-apply any payment to any portion of the Obligations. To the extent that Borrowers make a payment or Lender receives any payment for Borrowers' benefit which is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

     15.5 Indemnity. Borrowers shall indemnify Lender from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreementr whether or not Lender is a party thereto, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of Lender.

     15.6 Notice. Any notice or request hereunder may be given to Borrowers or to Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, (d) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with telephone communication to a duly authorized officer of the recipient confirming its receipt as subsequently confirmed by registered or certified mail. Notices and requests shall, in the case of those by overnight courier or telegram, be deemed to have been given when delivered to the overnight courier or delivered to the telegraph office addressed as provided in this Section.

 (A)  If to Lender, at:                Bank Leumi Trust Company of New York
                                       562 Fifth Avenue
                                       New York, New York 10036
                                       Attention: John Koenigsberg,
                                                  Vice President
                                       Telephone: (212) 626-1376
                                       Telecopier:(212) 626-1329


 (B)  If to Borrowers or to            Claire's Stores, Inc.
      Borrowing Agent, at:             3 S.W. 129th Avenue
                                       Pembroke Pines, Florida 33027
                                       Attention: Ira Kaplan
                                       Telephone: (305) 433-3900
                                       Telecopier: (305) 433-3999


          with   a copy to:            Rubin, Baum, Levin, Constant,
                                       Friedman & Bilzin
                                       2500 First Union Financial Center
                                       Miami, Florida 33131-2336
                                       Attention: Harold E. Berritt, Esq.
                                       Telephone: (305) 374-7580
                                       Telecopier: (305) 374-7593


     15.7 Severability.   If any part of this Agreement is
contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

     15.8 Expenses.   All costs and expenses including, without
limitation, reasonable attorneys' fees and disbursements incurred by Lender (a) in all efforts made to enforce payment of any Obligation, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, or (c) in defending or prosecuting any actions or proceedings arising out of or relating to Lender's transactions with Borrowers, or (d) in connection with any advice given to Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrowers' account and shall be part of the Obligations.

     15.9 Injunctive Relief.   Borrowers recognize that, in the
event Borrowers fail to perform, observe or discharge any of their obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lender; therefore, Lender, if Lender 90 requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     15.10   Consequential Damages.   Neither Lender nor any
agent or attorney for Lender shall be liable to any Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

     15.11 Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

     15.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which taken together shall constitute one and the same instrument.

     15.13 Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

Each of the parties has signed this Agreement as of the 19th day of August, 1996.

                           CLAIRE'S STORES, INC.

                           By:

                              Name: IRA D. KAPLAN
                              Title: Treasurer

                           CLAIRE'S BOUTIQUES, INC.

                           By:

                              Name: IRA D. KAPLAN
                              Title: Treasurer

                           CLAIRE'S CANADA, CORP.

                           By:

                              Name:, IRA D. KAPLAN
                              Title: Treasurer

                           CLAIRE'S PUERTO RICO, CORP.

                           By:

                              Name: IRA D. KAPLAN
                              Title: Treasurer

                           CSL, INC.

                           By:

                              Name: IRA D. KAPLAN
                              Title: Treasurer

                           CBI DISTRIBUTING CORP.

                           By:

                              Name: IRA D. KAPLAN
                              Title: Treasurer

                           BANK LEUMI TRUST COMPANY OF NEW YORK

                           By:

                              Name: Richard Silverstein
                              Title: First Vice President

                           By:

                               John Koenigsberg
                              Title: Vice President

STATE OF NEW YORK}  ss.:
COUNTY OF NEW YORK}

     On this 19th day of August, 1996, before me personally came Richard Silverstein, to me known, who, being by me duly sworn, did depose and say that he is a First Vice President of Bank Leumi Trust Company of New York, the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.



                              NOTARY PUBLIC






STATE OF NEW YORK}  ss.:
COUNTY OF NEW YORK}


     On this 19th day of August, 1996, before me personally came John Koenigsberg, to me known, who, being by me duly sworn, did depose and say that he is a vice President of Bank Leumi Trust Company of New York, the corporation described in and which executed the foregoing instrument and that he signed his name thereto by order of the board of directors of said corporation.



                              NOTARY PUBLIC







STATE OF NEW YORK}  ss.
COUNTY OF NEW YORK}

     On this 19th day of August, 1996, before me personally came Ira D. Kaplan, to me known, who, being by me duly sworn, did depose and say that he is the Treasurer of Claire's Stores, Inc., the corporation described in and which executed the foregoing instrument and that he signed his name thereto.



                              NOTARY PUBLIC

STATE OF  NEW YORK}  ss.:
COUNTY OF NEW YORK}

     On this 19th day of August, 1996, before me personally came
Ira D. Kaplan, to me known, who, being by me duly sworn, did depose and say that he is the Treasurer of Claire's Boutiques, Inc., the corporation described in and which executed the foregoing instrument and that he signed his name thereto.



                              NOTARY PUBLIC






STATE OF NEW YORK}  ss.
COUNTY OF NEW YORK}

     On this 19th day of August, 1996, before me personally came
Ira D. Kaplan, to me known, who, being by me duly sworn, did depose and say that he is the Treasurer of CSL, Inc., the corporation described in and which executed the foregoing instrument and that he signed his name thereto.




                           NOTARY PUBLIC






STATE OF NEW YORK}  ss.:
COUNTY OF NEW YORK}

     On this 19th day of August, 1996, before me personally came Ira D. Kaplan, to me known, who, being by me duly sworn, did depose and say that he is the Treasurer of CBI Distributing Corp., the corporation described in and which executed the foregoing instrument and that he signed his name thereto.



                              NOTARY PUBLIC

STATE OF NEW YORK} ss.:
COUNTY OF NEW YORK}


     On this 19th day of August, 1996, before me personally came Ira D. Kaplan, to me known, who, being by me duly sworn, did depose and say that he is the Treasurer of Claire's Canada Corp., the corporation described in and which executed the foregoing instrument and that he signed his name thereto.



                              NOTARY PUBLIC






STATE OF NEW YORK}  ss.
COUNTY OF NEW YORK}




     On this 19th day of August, 1996, before me personally came Ira D. Kaplan, to me known, who, being by me duly sworn, did depose and say that he is the Treasurer of Claire's Puerto Rico Corp., the corporation described in and which executed the foregoing instrument and that he signed his name thereto.



                              NOTARY PUBLIC

                                                     SCHEDULE 5.2




CLAIRE'S BOUTIQUES, INC.
CBI DISTRIBUTING CORP.
CSL, INC.
CLAIRE'S PUERTO RICO CORP.
CLAIRE'S CANADA CORP.
READING GLASSES WORLD, INC.
RSI INTERNATIONAL, LTD.
RS PRODUCTS CORP.
CLAIRE'S ACCESSORIES U.K., LTD.

                                                 SCHEDULE5.7(b)

NONE

                                                SCHEDULE 5.7(d)











                   CLAIRE'S STORES, INC. 401(K)
                   SAVINGS AND RETIREMENT PLAN

                                                   SCHEDULE 5.8

NONE

                                                  SCHEDULE 5.12

NONE

                                                   Exhibit 1. 2

NONE

                                                    EXHIBIT 2.1

                      REVOLVING-CREDIT NOTE

$10,000,000.00                                    New York, New York
                                                  August 19, 1996

     FOR VALUE RECEIVED, the undersigned corporations, jointly and severally, hereby promise to pay to the order of Bank Leumi Trust Company of New York ("Lender"), at its offices at 562 Fifth Avenue, New York, New York 10036 or at such other place as the holder may from time to time designate:

          (i) the principal sum of TEN MILLION and 00/100 ($10,000,000.00) DOLLARS, or such lesser amount of Advances as may otherwise be due and payable under the Credit Agreement dated this date among the undersigned and Lender ("Credit Agreement") payable in full no later than July 31, 1999.

          (ii) interest on the principal amount of this Revolving Credit Note from time to time outstanding, in like money at said office from the date hereof until paid at the rates and at the times provided in Section 3.1 of the Credit Agreement. In no event, however, shall interest exceed the maximum interest rate permitted by law. During such time as an Event of Default has occurred, interest shall be payable at the Default Rate.

     This Revolving Credit Note is entitled to the benefits of the Credit Agreement and is subject to all of the agreements, terms and conditions therein contained. All terms not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement.

     This Revolving Credit Note may be prepaid, in full, on the terms and conditions set forth in the Credit Agreement.

     If an Event of Default under Article X(g) of the Credit Agreement shall occur, then this Revolving Credit Note shall immediately become due and payable, without notice, together with reasonable attorneys, fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof. If any other Event of Default shall occur under the Credit Agreement or any other agreement between Lender and the undersigned which is not cured within any applicable grace period, then this Revolving Credit Note shall, at the option of the holder, immediately become due and payable, without notice, together with reasonable attorneys, fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

     This Revolving Credit Note is being delivered in the State of New York, and shall be construed and enforced in accordance with the laws of such State.

The undersigned expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Credit Agreement.



                           CLAIRE'S STORES, INC.

Witnessed                  By:

                              Name:  Ira D. Kaplan
                              Title: Treasurer


                           CLAIRE'S BOUTIQUES, INC.

Witnessed                  By:

                              Name: Ira D. Kaplan
                              Title: Treasurer


                           CSL, INC.

Witnessed                  By:

                              Name: Ira D. Kaplan
                              Title: Treasurer


                           CBI DISTRIBUTING CORP.

Witnessed                  By:

                              Name: Ira D. Kaplan
                              Title: Treasurer



                           CLAIRE'S CANADA CORP.
Witnessed                  By:

                              Name: Ira D. Kaplan
                              Title: Treasurer



                           CLAIRE'S PUERTO RICO CORP.
Witnessed                  By:

                              Name: Ira D. Kaplan
                              Title: Treasurer

STATE OF NEW YORK}  ss.
COUNTY OF NEW YORK}

     On this 19th day of August, 1996, before me personally came Ira D. Kaplan, to me known, who, being by me duly sworn, did depose and say that he is the Treasurer of Claire's Stores, Inc., the corporation described in and which executed the foregoing instrument and that he signed his name thereto.



                              NOTARY PUBLIC




STATE OF  NEW YORK}  ss.:
COUNTY OF NEW YORK}

     On this 19th day of August, 1996, before me personally came
Ira D. Kaplan, to me known, who, being by me duly sworn, did depose and say that he is the Treasurer of Claire's Boutiques, Inc., the corporation described in and which executed the foregoing instrument and that he signed his name thereto.



                              NOTARY PUBLIC






STATE OF NEW YORK}  ss.
COUNTY OF NEW YORK}

     On this 19th day of August, 1996, before me personally came
Ira D. Kaplan, to me known, who, being by me duly sworn, did depose and say that he is the Treasurer of CSL, Inc., the corporation described in and which executed the foregoing instrument and that he signed his name thereto.




                           NOTARY PUBLIC

STATE OF NEW YORK}  ss.:
COUNTY OF NEW YORK}

     On this 19th day of August, 1996, before me personally came Ira D. Kaplan, to me known, who, being by me duly sworn, did depose and say that he is the Treasurer of CBI Distributing Corp., the corporation described in and which executed the foregoing instrument and that he signed his name thereto.



                              NOTARY PUBLIC






STATE OF NEW YORK} ss.:
COUNTY OF NEW YORK}


     On this 19th day of August, 1996, before me personally came Ira D. Kaplan, to me known, who, being by me duly sworn, did depose and say that he is the Treasurer of Claire's Canada Corp., the corporation described in and which executed the foregoing instrument and that he signed his name thereto.



                              NOTARY PUBLIC






STATE OF NEW YORK}  ss.:
COUNTY OF NEW YORK}




     On this 19th day of August, 1996, before me personally came Ira D. Kaplan, to me known, who, being by me duly sworn, did depose and say that he is the Treasurer of Claire's Puerto Rico Corp., the corporation described in and which executed the foregoing instrument and that he signed his name thereto.



                              NOTARY PUBLIC

                                                    EXHIBIT 2.2

                   FORM OF NOTICE OF BORROWING



Bank Leumi Trust Company of New York
562 Fifth Avenue
New York, New York 10036

Attention:

Ladies and Gentlemen:

     The undersigned refers to the Revolving Credit Agreement, dated as of , 1996 (the "Credit Agreement") (the terms defined therein being used herein as therein defined), among CLAIRE'S STORES, INC., CLAIRE'S BOUTIQUES, INC., CSL, INC., CBI DISTRIBUTING CORP., CLAIRE'S CANADA CORP., and CLAIRE'S PUERTO RICO CORP. (collectively the "Borrower"), and hereby gives you notice, irrevocably, pursuant to Section 2.2 of the Credit Agreement, that the undersigned hereby requests an Advance under the Credit Agreement, and in that connection sets forth below the information relating to such Advance (the "Proposed Borrowing") as required by Section 2.2 of the Credit Agreement:

          (i)    The aggregate principal amount of the Proposed
Borrowing is $                  .

          (ii)   The Business Day of the Proposed Borrowing is
             ,            .(1)

          (iii) The Proposed Borrowing is to be initially maintained as a (Reference Rate Advance] (Eurodollar Advance with an initial Interest Period of ((one) (two] (three] month(s)].

     The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the date of the Proposed Borrowing:

     (1) Written notice prior to 12:00 Noon (New York time) is required at least three Business Days prior to each incurrence of Eurodollar Advances and on the Business Day prior to each incurrence of Reference Rate Advances.

                                                    EXHIBIT 2.2
                                                         Page 2



     (A) the representations and warranties of the Borrower contained in the Credit Agreement or in the Other Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, with the same effect as though such representations and warranties had been made on and as of the date of such Proposed Borrowing (it being understood that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

     (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                              Very truly yours,

                              CLAIRE'S STORES, INC., as
Borrowing Agent


                              By:

                                    Name:
                                    Title:

                                                      EXHIBIT 2.8
                                                      Page 2 of 6
                   Letter of Credit Application


1. As to drafts payable in United States currency drawn or purporting to be drawn under the Credit. the undersigned agrees (a) in case of each sight draft to pay to you at your office at 564 Fifth Avenue. New York, New York 10036 (hereinafter called the "Office'") in United States currency the amount payable thereon immediately upon receipt of notice of payment thereof, with interest from the time of such payment at the rate of four (4%) percent above the rate of interest & designated by you , said in effect from time to time as your "Reference Rate", adjusted when said Reference Rate changes or at such other rate as is agreed upon in writing between us (but if such interest rate shall not be lawful with respect to the undersigned. then such rate shall be the highest lawful rate permitted to be charged by you on a loan to the undersigned) or, if so demanded by you, to so pay to you the amount of such draft in advance at a time to be determined by you: and (b) in case of each time draft, to pay to you the amount thereof at your Office in United States currency not later than two (2) business days prior to its maturity, or, if the draft is payable elsewhere, then to make such payment at your Office in sufficient time to reach the place or payment in the usual course of the regular mails, not later than two (2) business days prior to maturity. Interest payable hereunder shall be computed on the basis of a 360 day year. The charging of interest on the basis of a 360-day year results in the payment of more interest than would be required if interest were charged on the basis of the actual number
of days in the year.   The undersigned acknowledges that the
Reference Rate may not necessarily represent the lowest rate charged by you to customers.

2. As to drafts payable in currency other than United States currency drawn or purporting to be drawn under the Credit, the undersigned agrees (a) in case of each sight draft. to pay to you immediately upon receipt of notice or payment thereof at your office in United States currency the equivalent of the amount payable on each draft at your then selling rate for cable transfers to the place where. and in the currency in which, such draft is payable, with interest at the legal rate or at such other rate as is agreed upon in writing from the time of such payment, or if so demanded by you to pay the same to you in advance at any other time to be determined by you, and (b) in case of each time draft to furnish you at said Office sufficiently in advance to reach the place of payment in the usual course of the regular mails not later than two (2) business days prior to maturity, with first class banker's demand bills of exchange to be approved by you for the amount and in the currency of such draft and bearing the unqualified endorsement of the undersigned, or if you so request to pay to you on demand at said office in United States currency the equivalent or the amount of such draft at your then selling rate for demand drafts on, or cable transfers to, the place where, and in the currency in which, such draft is payable. If at the time payment is to be made by the undersigned as aforesaid. there exists no rate of exchange generally current in New York City for cable transfers or demand drafts as hereinbefore provided. the undersigned agrees to pay to you on demand in United States currency the actual cost to you of settlement of your obligation to the payee or the draft or to any holder thereof as the case may be and however and whenever such settlement shall be made by you. including interest on the dollar amount payable by the undersigned from the date or payment of such draft to the date of the undersigned's payment to you. The undersigned shall pay you on demand in United States currency such amount as you may be required to expend in order to comply with all governments exchange, currency control or other laws. orders and regulations or any country now or hereafter applicable to the purchase or sale of and/or dealings in foreign currency.

3. The undersigned shall pay to you on demand a commission at such rate as you determine to be proper and any and all expenses, obligations, charges will liabilities paid or Incurred by you in connection with the Credit and the within agreement, together with interests wherever applicable. The undersigned shall pay to you on demand from time to time any additional amounts necessary (in your sole determination) to indemnify you against any increase in your direct or indirect costs of issuing or maintaining, or any reduction in the net amount to be received by you with respect to, the Credit. whether due to this, imposition or modification of any reserve special deposit or similar requirement (including any assessment for insurance of deposits or of letters of credit), any requirement to pay, or withhold or deduct from any amount payable, any taxes, fees or similar charges, or for any other reason.

4. Except as written instructions expressly to the contrary have been received by you from the undersigned in the foregoing application or prior to the opening of the Credit and incorporated in the Credit, the undersigned agrees (a) that you and any of your correspondents may receive and accept as a "bill of lading" under the Credit any document issued or purporting to be issued by or on behalf of any carrier which acknowledges receipt of property for transportation, whatever the specific provisions of such document may be (b) that part shipments may be made under the Credit and that you may honor the relative drafts without inquiry, regardless of any apparent disproportion between the quantity shipped and the amount o f the relative draft, and the total amount of the Credit and the total quantity to be shipped under the Credit: (c) if shipment in installments within stated periods is specified, and there is a failure to ship in any designated period, shipments of subsequent installments. made in their respective designated periods, may be drawn against and drafts accepted and paid: (d) that you may accept or pay, as complying with the terms of the Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for benefit of creditors, liquidator, receiver or other legal representative of the party who is authorized under the Credit to draw or issue any drafts or other documents without being required to inquire as to his authority or appointment; (e) that without limiting any other provisions of this agreement, you and any of your correspondents may accept documents of any character which comply with the provisions, definitions, Interpretations and practices contained in "The Uniform Customs and Practice for Documentary Credits," The International Chamber of Commerce Publications as amended from time to time, or which comply with the laws or regulations in force in customs and usages of the piece of negotiation; in that in the event of any extension of the maturity, or time for negotiation or presentation of drafts, acceptances or documents or any other modifications of the terms or provisions of the Credit at the request or with the consent of any of the undersigned with or without notification to the others or in the event of any increase in the amount of the Credit at the request of the undersigned, this Agreement shall be binding upon the undersigned with regard to (i) the Credit so increased or otherwise modified, (ii) drafts, documents and property covered thereby, and (iii) any action taken by you or any of your correspondents in accordance with such extension. increase or other modification: (g) due you of your correspondents may accept or pay any draft dated on or before the estimation, of any time limit expressed in the Credit regardless of when drawn and when or whether negotiated provided the other required documents are dated prior to the expiration date of the Credit.

5. Neither you nor any of your correspondents, agents, representatives or designees shall be liable or responsible in any manner including, without limitation, for any damages. losses or other consequences resulting by reason of, and the undersigned's obligations to you shall not be affected by (a) the existence, character, quality, quantity, condition, packing, value, delivery or any other aspect or the property purporting to be represented by the documents: (b) any difference in character, quality, quantity, condition or value of the property from that expressed in the documents: (c) the validity, sufficiency or genuineness of documents or of any endorsements thereon. even if such documents should in fact prove to be in any and all respects invalid, insufficient, fraudulent or forged: (d) the time, place, manner or order in which shipment or delivery is made: (e) the character adequacy, validity or genuineness of any insurance or any policies or documents connected with insurance: (f) any deviation from instructions delay, default or fraud by the shipper and/or anyone else in connection with the property or the shipping or delivery thereof: (g) the solvency, responsibility or relationship to the property of any party issuing any documents in connection with the property; (h) delay in arrival or failure to arrive of either the property or any of the documents relating thereto: (i) delay in giving, or failure to give notice or arrival or any other notice;
(j) any breach of contract between the shipper or vendor and the consignee or buyer or the undersigned or any of them; (k) failure of any draft to bear any reference or adequate reference to the Credit or failure of documents to accompany any draft in negotiation or failure of any person to note the amount or any draft on the reverse side of the Credit or to surrender or take up the Credit or to send forward documents apart from drafts as required by the terms of the Credit, each of which provisions, if contained in the Credit itself, it is agreed

                                                      Exhibit 2.8
                                                      Page 3 of 6

may he waived by you: (l) errors, omissions, interruptions or delays in transmission or delivery of any message by mail, cable, telegram, wireless telex or, other wise, whether or not they be in cipher: (m) or errors in translation or errors in interpretation of technical term. You shall not be responsible for any act, error, neglect or default, omission, insolvency or failure in business or any correspondence or for any consequence arising from causes beyond your control. In furtherance and extension of the specific provisions hereinbefore set forth the undersigned agrees that any action taken or omitted by you or any of your correspondents under or in connection with the Credit , the relative drafts. documents or property if done in good faith, shall be, binding on the undersigned and shall not put you or your correspondents under any resulting liability to the undersigned and the undersigned shall indemnity and hold you and your correspondents agents and representatives harmless any claim, loss or liability arising from or in connection with the Credit or, the related drafts, documents or property.

6. In case the undersigned consents lit any overdrafts under any Credit or authorizes payment or acceptance of drafts drawn thereunder with irregular documents attached thereto, or authorizes or consents to any departure from or modification of the terms of this agreement or the credit hereunder. this agreement shall be fully binding upon the undersigned in respect thereto and notwithstanding such overdrafts, irregularities or variances this agreement and your title to the property and documents shall be, subsist and remain as though all matters had been done in strict compliance with this agreement and with the Credit. In case of any variation between the documents called for by the Credit or instructions (if the undersigned and the documents accepted by you or your correspondents, the undersigned shall be conclusively deemed to have waived any right to object to such variation with respect to any action of yours or your correspondents relating to such documents and to have ratified and approved such action as having been taken on the direction of the undersigned, unless the undersigned immediately upon receipt of such documents or acquisition of knowledge of such variation files objection with you in writing. You and your correspondents shall not be liable for any failure by you or anyone else to pay or accept any draft or acceptance under this Credit or for any loss or damage resulting from any censorship law, control or restriction rightfully or wrongfully exercised by any de facto or de jure domestic or foreign government or agency thereof, declared or undeclared war, or from any other cause of whatsoever nature beyond your control or the control of your correspondents agents or representatives, and the undersigned agrees to indemnify and hold you harmless from any claim, loss, liability or expense arising by reason thereof.

7. The undersigned hereby grants you a security interest in, and recognizes and confirms and admits your unqualified right to the title, possession and right of disposition of all property shipped under or pursuant to or in connection with the Credit or in any way relative thereto or to the drafts drawn thereunder, and in and to all shipping documents, warehouse receipts, policies or certificates of insurance and other documents or instruments accompanying or relative to drafts drawn under the Credit and in and to the proceeds of each and all of the foregoing, all to be held by you subject to all the terms of this agreement as collateral security for the prompt and unconditional payment of any and every indebtedness. obligation and liability of the undersigned to you and your claims of every nature and description against the undersigned. whether or not represented by negotiable instruments or other writings, whether arising under this instruments. the Credit or by mason of any other agreement or transaction, whether now existing or hereafter incurred, originally constructed with you and/or with another or others and now or hereafter owing to or acquired in any manner by you, whether contracted by the undersigned alone or jointly or severally with another or others, direct or indirect, absolute or contingent, secured or not secured. matured or not matured, all of the foregoing hereinafter called "Obligation:'

8. In the event that any property and/or documents held by you or for your account is released by you to or upon the order of the undersigned in trust, the undersigned will sign and deliver to you trust receipts, security agreements and/or statements of trust receipt financing and financing statements and will pay all required filing fees and upon the undersigned's failure to do so you are authorized as the agent of the undersigned to sign any such receipts and/or statements. Upon any transfer, delivery, surrender or endorsement to the undersigned, or its designee, of any bill of lading, warehouse receipt or other documents at any time held by you or held for your accounts by any of your correspondents relative to any drafts drawn hereunder, the undersigned will indemnify and hold you harmless from and against claims, demands or actions which may arise against you or any such correspondent by reason thereof.

9. In order to further secure the payment of the Obligations, the undersigned hereby grants you a security interest in any and all property of the undersigned in your actual or constructive possession or in transit to you or your correspondents, agents or representatives from or for the undersigned and the proceeds thereof, whether for safekeeping, custody, pledge, transmission, collection or otherwise or coming into your possession in any other manner for any other reason, and the undersigned agrees to pledge, transfer and deposit with you and grant to you a security interest in such other property as you shall reasonably request to secure payment of the Obligations and to make such payments as you request on account of the Obligations. You are also hereby given a continuing lien and/or right of set-off for the amount of the Obligations, upon or with respect to any and all deposits, general or special and credits of the undersigned with and any and all claims of the undersigned against you at any time existing: and you are hereby authorized at any time or times, without prior notice, to apply such deposits or credits or any part thereof to payment of the Obligations in such amounts as you may select, although contingent or matured and whether the Collateral is deemed adequate or not. All of the foregoing, together with the property enumerated in this agreement as security for the Obligations, as well as any property in which you may now or hereafter be granted a security interest or which may be deposited with you or your agents by the undersigned to secure the obligations is herein collectively call "Collateral" and you are hereby authorized to deal therewith in the same manner as if you had sole title thereto. If the undersigned, as registered holder to the Collateral, shall become entitled to receive or does receive any stock certificate, option or right, whether as an addition to, in substitution of, or in exchange for such Collateral, or otherwise, the undersigned agrees to accept same as you agent and to hold same in trust for you, to forthwith deliver the same to you in the exact form received, with the undersigned's endorsement when necessary, to be held by you as Collateral.

10. (a) The undersigned agrees to procure promptly any necessary import, export or other license for the importing, exporting, shipping, or warehousing of any property shipped under, pursuant to or in connection with the Credit or covered by any documents held by you or any of your correspondents relative to any drafts accepted by you or included in the Collateral, and to comply with all foreign and domestic laws and governmental regulations in regard to the shipment and/or warehousing and/or financing thereof, and to furnish such documents in that respect as you may at any time require.

 (b) Unless the Credit provides for presentation of insurance policies or certificates in negotiable form covering property shipped under, pursuant to or in connection with the Credit, the undersigned agrees to keep such property, and , in any event, to keep all property covered by documents released by you to the undersigned in trust, or included in Collateral, and your interest therein, fully insured against loss by fire, theft, damage or any other risk to which the said property may be subject, by policies or certificates of insurance which shall provide that the loss, if any, shall be payable to you or your order as your interest may appear and to deposit the insurance certificates or policies with you upon your demand. If any of said policies or certificates procured by the undersigned fail to provide for payment of the loss thereunder, as hereinbefore provided, the undersigned hereby makes the loss payable to you under any of said policies or certificates, and assigned to you all the avails and proceeds of any and all of said policies or certificates, and agrees to accept the avails and proceeds of all insurance policies and certificates as your agent and to hold same in trust for you, and to forthwith deliver the same to you in the exact form received with the undersigned's endorsement where necessary, and you hereby irrevocably empowered, with full power of substitution and revocation, to endorse any check in the name of the undersigned received in payment of any loss or adjustment. Notwithstanding the foregoing provisions, you may,

                                                      Exhibit 2.8
                                                      Page 4 of 6


but shall not be obligated to, insure all or any part of the property shipped under, or pursuant to, the Credit issued hereunder and all or any Collateral held by you hereunder against all risks of any kind and the premium thereon shall be paid to you by the undersigned within five days after the demand for the same and you shall have the rights to debit the amount of such premium to any balances of the undersigned without notice. If the undersigned fails to pay the premium upon any policy of insurance pledged hereunder or upon any policy of insurance covering any property of Collateral within five days of the due date (without benefit of the grace period), you may, but shall not be obligated to pay the same without notice to the undersigned and said premium shall be repaid to, or may be debited by you, as above provided.

 (c) The undersigned agrees to reimburse you upon demand in the event you or any of your correspondents, agents or representatives pay for or incur any expense or liability in connection with the Credit or an6y draft accepted by you pursuant to this instrument or in relation to any of the matters set forth or referred to herein, including, but not limited to all correspondents' charges and expenses and charges for or incidental to the care, the safekeeping or otherwise of any of the property shipped under, pursuant to, or in connection with the Credit.

11. The undersigned will at any and all times at your request, sign financing statements, trust receipts, security agreements or other documents with respect to the Collateral as you may reasonably request. The right is expressly granted to you, at your discretion, to file one or more financing statements without the signature of the undersigned under the Uniform Commercial Code naming the undersigned as debtor and you as secured party and indicating therein the types or describing the items of Collateral herein referred to. The undersigned hereby agrees to pay on demand, and authorized you to charge its account with the cost of any and all filing fees and costs which you deem necessary to incur to protect your interest in the Collateral.

12. The undersigned consents that, without the necessity for any reservation of rights against the undersigned and without notice to or further assent by the undersigned, the liability of any party for or upon Obligations or Collateral may from time to time, in whole or in part, be renewed, extended, modified, prematured, compromised, settled for cash, credit or otherwise and upon any terms or conditions you may deem advisable and that you may discharge or release any party from such liabilities and that collateral security for any of the obligations may from time to time, in whole or in part, be exchanged, sold or surrendered by you all without in any way affecting or releasing the liability of the undersigned upon the Obligations. You shall not be liable for any failure to collect or demand payment of or protest or give any notice of non-payment of any of the Collateral of for any delay in so doing, nor shall you be under any obligation to take any action whatsoever with respect to the Collateral or any part thereof. You shall use reasonable care in the custody and preservation of Collateral in your possession but need not take any steps to preserve rights against prior parties or keep the Collateral identifiable. You shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in your possession if you take such action as the undersigned shall reasonably request in writing but, in no event shall an omission to do any act which the undersigned fails to request in writing be deemed a failure to exercise such reasonable care and no omission to comply with any request of the undersigned shall be deemed a failure in exercise such reasonable care . Any right of set-off exercised by you shall be deemed to have been exercised immediately upon the occurrence of any event referred to in Paragraph 13 hereof, even though such set-off is made or entered on your books subsequent thereto. You shall have no obligation to comply with any recording, re-recording, filing, re-filing or other legal requirement necessary to establish or maintain the validity,
priority or enforceability   of, or your rights in and to
Collateral, or any part thereof. You may exercise any right of the undersigned with respect to any Collateral. In any statutory or non-statutory proceeding affecting the undersigned or Collateral, you or you nominee may, whether or not a default exists and regardless of the amount of Obligations, tile a proof of claim for the full amount of any Collateral and vote such claim for the full amount thereof: (a) for or against any proposal or resolution: (b) for a Trustee or Trustees o for a Committee of Creditors: (c) for the acceptance or rejection of any proposed arrangement, plan of reorganization, wage earners' plan, composition or extension and you or your nominee may receive any payment or distribution and give acquital therefor and may exchange or release Collateral. Any Collateral held by you hereunder, may without notice and whether or not a default exists, be registered and held in your or your nominee's name. You are hereby granted a power of attorney to endorse the undersigned's name on any and all notes, checks, drafts, bills of exchange, money orders or commercial paper included in the Collateral or representing the proceeds thereof.

13. All monies due or owing to you from the undersigned under this agreement or any other Obligations shall, at your option, become immediately due and payable, without notice or demand and notwithstanding any time or credit otherwise allowed or given to you under this or any other agreement or instrument and the undersigned and all guarantors shall be deemed in default hereunder upon the occurrence of any one of the following events with respect to any one of the undersigned or any guarantor or endorser of any Obligations of any of the undersigned to you: (a) failure to pay any sum upon the due date thereof: (b) if any statement, representation or warranty made in any application, financial statement or other agreement made with, or document delivered to you, shall be false or untrue in any material respect: (c) default in the performance of any condition or provision of this agreement of any other agreement with, or any Obligations to you: (d) death, and if a partnership, death of a partner: (e) insolvency, howsoever evidenced: (f) the making of a general assignment for the benefit of creditors: (g) the filing of any petition or the commencement of any proceedings by or against any of the undersigned or any guarantor of any Obligations, for any relief under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, compositions or extensions: (h) the appointment of a temporary or permanent receiver or trustee or similar legal representative of, or the issuance or making of a writ or order of attachment against any property or assets: (i) entry of a judgment: (j) the commencement of any proceeding for enforcement of a judgment under Article 52 of the New York Civil Practice Law and Rules or under provisions of any other law: (k) the adoption of any resolution for dissolution or liquidation or the taking of any action for the purpose of such dissolution or liquidation: (l) the suspension of usual business:
(m) the failure to deposit any additional collateral security with you upon demand: (n) the failure to pay any premium on any insurance policy pledged, or any insurance policy covering any property pledged with you, or in which you are granted a security interest within five days after such premium becomes due without benefit of any period of grace: (o) failure forthwith upon demand to furnish any financial information or to permit inspection of books, documents or records of account: (p) failure to pay any tax when due: (q) if at any time in your sole judgment the financial responsibility of any of the undersigned, or of any guarantor of any Obligations of the undersigned shall become impaired or unsatisfactory to you.

14. Upon the happening of any of the events set forth in Paragraph 13, and at any time thereafter, you shall have, in addition to all other rights and remedies, the remedies of a secured party under the New York Uniform Commercial Cods. The undersigned shall, upon your request, assemble the Collateral and make it available to you at a place to be designated by you which is reasonably convenient to you and the undersigned. You will give the undersigned notice of the time and place of any public sale of the Collateral or of the time after which any private sale of any other intended disposition thereof is to be made by sending notice, as provided below, at least five days before the time of the sale or disposition, which provisions for notice you and the undersigned agree are reasonable. No such notice need be given by you with respect to Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. You may apply the net proceeds of any sale, lease or other disposition of Collateral after deducting all costs and expenses of every kind incurred therein or incidental to the retaking, holding, preparing for sale, selling, leasing or the like of said Collateral, or in any way relating to the rights of the undersigned thereunder, including attorneys' fees hereinafter provided for and legal expenses, to the payment, in whole or in part, in such order as you may elect, of one or more of said obligations, whether due or not due, absolute or contingent, and if contingent, you may retain sufficient of such proceeds to cover the largest aggregate sum which may be due or owing thereunder to you with prospective interest costs, expenses and counsel fees and you shall not be charged with any interest with respect thereto, and only after so applying such net proceeds

                                                      Exhibit 2.8
                                                      Page 5 of 6

and after the payment by you of any other amounts required by law need you account for the surplus, if any. The undersigned shall remain liable to you for the payment of any deficiency with legal interest, and coes hereby waive any and all rights of redemption with relation to the Collateral, to the extent permitted by law.

15. Any notice to you shall be deemed effective only if sent to and received at your office, division or department conducting the transaction or transactions hereunder. Any notice to or demand on and of the undersigned shall be binding on the undersigned and shall be deemed effective if not first otherwise made or given when forwarded by mail, telegraph, cable, radio, telephone or otherwise to the last address or telephone number of any of the undersigned appearing on your books with the same effect as if the same were actually delivered to and received by the undersigned in person. You shall not by any act , delay, omission or otherwise be deemed to have waived any of your rights or remedies hereunder and no waiver whatsoever shall be valid unless in writing, signed by one of your duly authorized officers, and then only to the extent therein set forth. A waiver whatsoever by you of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which you would otherwise have on any future occasion. No term or provision of this agreement can be changed orally and no executory agreement shall be effective to change or modify or to discharge in whole or in part this agreement unless such executory agreement is in writing and signed by one of your duly authorized officers. All you rights and remedies hereunder shall be cumulative and may be exercised singly or concurrently, and your rights specified herein are in addition to those otherwise created. No delay on you part in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right, nor shall you be liable for exercising or failing to exercise any such power or right. The undersigned hereby waives demand, presentment, protest notice of protest and notice of dishonor of any and all drafts, notes, bills of exchange, checks and other instruments deposited or pledged as Collateral hereunder whether upon inception, maturity, acceleration of maturity or due date, or at any other time, and any and all other notices and demands whatsoever, whether or not relating to such instruments.

16. In the event that you or any of your correspondents, at the request of the undersigned, extend, renew or refinance any of the obligations of the undersigned to you arising by means of (a) Bankers Acceptances created by the acceptance of drafts drawn by the undersigned to you, arising under Paragraphs 1 and 2 hereof:
(b) Drafts drawn by the beneficiary of the Credit accepted by you or any of your correspondents: (c) notes made by the undersigned: or (d) otherwise or in the event that you further extend, renew or refinance, from time to time, any such Bankers Acceptances, draft or note, then, and in consideration thereof, the undersigned agrees to pay to you the amount of each Bankers Acceptance or draft in the manner provided in Paragraphs 1 and 2 hereof for the payment of time drafts drawn under the Credit, or, if a note is involved, then in the manner provided in the note. The undersigned further agrees that with respect to any such extension, renewal or refinancing, all of the terms, conditions, agreements and obligations contained in this agreement shall apply thereto and that you shall have all the rights and remedies set forth in this agreement as well as those set forth in any other document signed by or on behalf of the undersigned. Should the beneficiary under the Credit, upon receipt of advice by cable or otherwise of the issuance of the Credit, but prior to its actual receipt, negotiate drafts by virtue of such advise, such negotiation shall be considered a proper one and shall be included under the terms and subject to all conditions hereof and in addition thereto the undersigned assumes all the risk of the misuse of the Credit.

17. You may, but shall not be obligated to, contest, pay and/or discharge all liens, encumbrances, taxes or assessments on, or claims, actions or demands against, any of the Collateral deposited hereunder without notice to, or the consent of, the undersigned and you may, but shall not be obligated to, take all actions and proceedings in your own name or in the name of the undersigned or of any other appropriate person to remove or contest such liens, encumbrances, claims, actions, demands, taxes or assessments and all sums advance or paid by you and all costs, attorneys' fees and expenses relating thereto shall be paid by, and chargeable to, the undersigned.

18. The word "property" as used in this agreement, includes goods, merchandise, instruments, documents, securities, funds, choices in action and any and all other forms of property, whether real, personal or mixed, and any right or interest therein and the proceeds thereof. Property in your possession shall include property in possession of any person holding same for you in any manner whatsoever.

19. If any of the undersigned is a partnership, the members thereof shall be individually bound and liable hereunder. If this agreement is signed by two or more parties, it shall be the joint and several agreement of such parties.

20. If the Credit issued by you will provide that it will be available by presentation, to you or to any of your correspondents, of the documents described in the application, unaccompanied by drafts, the undersigned agrees that all reference herein to drafts, documents relative to drafts, and the presentation, acceptance for payment or payment of drafts shall refer to documents presented for payment without drafts, the presentation and acceptance thereof, and payment upon such presentation, and that the undersigned's obligation and your rights, privileges and remedies hereunder shall be the same as though payments had been made upon presentation of drafts drawn under the Credit accompanies by the said documents.

21. The undersigned will bear and pay all expenses of every kind for the enforcement of any of your rights herein mentioned or of any claim or demand by you against the undersigned and/or guarantors and/or any other person, firm or corporation and of any Collateral held by you, and the undersigned will pay to you upon demand any such expenses incurred by you. If an attorney is used to collect or enforce the Obligations or to enforce, declare or adjudicate any rights or obligations under this agreement, or with respect to the Obligations or Collateral, whether by suit, or my other means whatsoever attorneys' fees incurred by you shall be payable by the undersigned. The undersigned in any litigation (whether or no( arising mg of or relating to this agreement or to any Obligations) in which you and any of the undersigned shall be adverse parties, waives trial by jury and the right to interpose any defense based on any Statute of Limitations or any claim of Inches. set-off. or counterclaim of any nature or description. Notwithstanding anything to the contrary contained herein. the undersigned hereby indemnifies and holds you harmless from and against any and all claims actions (including, without limitation.
legal proceedings relating to any court order, injunction or other process or decree restraining or seeking to restrain you from paying any amount under the Credit or relating to any attachment or execution in connection with the Credit. any Obligations or Collateral). losses, judgments, amounts and expenses including, without limitation. attorneys' fees. and court costs, (such claims, actions, losses. etc.. hereinafter called collectively "Liabilities" suffered or incurred by you in connection with or arising out of this agreement, any Obligations or the Collateral and regardless of whether such Liabilities relate to claims or actions brought by the undersigned or any third party.

22. The term "you" as used throughout this agreement shall he deemed to include the Bank Leumi Trust Company of New York and all its branches or departments; wherever located,. and any individuals, partnerships or corporation acting as nominee for or in behalf of the Bank Leumi Trust Company of New York and any subsidiary or entity controlled by the Bank Leumi Trust Company of New York and any other subsidiary or entity which is controlled directly or indirectly by any such subsidiary or entity. The term "undersigned" as used throughout this agreement shall include the individual or individuals, association, partnership or corporation named herein as "undersigned," and (a) any successor individual or individuals, association or partnership or corporation to which all or substantially all of the business or assets of said undersigned shall have been transferred, (b) in case of a partnership, any new partnership which shall have been created by reason of the admission of any new partner or partners therein or the dissolution of the existing partnership by death. resignation or other withdrawal of any partner. and (c) in the case of a corporation , any other corporation into or with which said undersigned shall have been merged, consolidated reorganized or absorbed.

                                                      Exhibit 2.8
                                                      Page 6 of 6


23. This agreement is made in the City (if New York and shall he construed in accordance with the laws of the State of New York.
In the event that you bring any action or suit in any court to record of New York State or the Federal Government to enforce any or all of the Liabilities Ail the undersigned or any of your rights hereunder. service of process may he made upon the undersigned by mailing a copy of the summons to the undersigned at the address set forth below, and the undersigned hereby irrevocably submits to the jurisdiction of any New York State or Federal court located in New York City over any action, suit or proceeding arising out of any dispute between the undersigned and you.

24. We hereby certify that the merchandise to be shipped under this Letter of Credit or the shipping thereof is not prohibited under the Foreign Assets
Control Regulations, of the United States Treasury Department and that any importation of goods, merchandise or other property covered by this application conforms in every respect with all existing United States Government reputations.

25. If any term, condition or provisions of this agreement or of any other agreement or document executed and/or delivered to you is determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other term, condition or provisions of this agreement and all other agreements executed and/or delivered to you and they shill he carried out as if any such invalid or unenforceable term, condition or provision were not embodied herein or therein.

26. You may assign or transfer this agreement and all Collateral and in such event the assignee (or transferee thereof hall have the same rights and remedies hereunder as if originally named herein in your place. Upon any such assignment or transfer. you may deliver the Collateral and property held as security or any part thereof to the assignee or transferee who shall hereupon become vested with all your powers and rights in respect thereof and you shall thereafter be forever relieved and fully discharged from any liability or responsibility with respect to the property transferred but you shall retain all powers and rights with respect to the property not so transfer red. You shall, at all reasonable times and from time to time, be allowed, by or through any of your officers, agents, attorneys or accountants, to examine, inspect and make abstracts from the undersigned's books.

27. The Credit shall be subject to the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication is amended from time to time.

28. The undersigned agrees that: (a) any assistance provided by you in the preparation of the terms of the credit was requested by the undersigned and was based solely upon information provided to you by the undersigned, (B) except for information furnished by the undersigned, you have no knowledge of the transaction for which the credit has been obtained.; (C) the undersigned has read and understands all of the terms and provisions of the credit and this Letter of Credit Application, and (D) the terms of the credit are in accord with the undersigned's instructions and represent all the conditions that the undersigned has requested as a prerequisite for you to pay under the credit.






By


Address